                                                                    Exhibit 10.1

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                           MASTER REPURCHASE AGREEMENT

                                     AMONG:

                         BANK OF AMERICA, N.A., AS BUYER

                                       AND

                   MORTGAGEIT HOLDINGS, INC., MORTGAGEIT, INC.
                     AND MHL FUNDING CORP., EACH AS A SELLER

                            DATED AS OF MAY 25, 2006

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                                      - i -

EXHIBITS

EXHIBIT A-1        MONTHLY CERTIFICATION
EXHIBIT A-2        QUARTERLY CERTIFICATION
EXHIBIT B          WIRE INSTRUCTIONS
EXHIBIT C          LOAN DATA
EXHIBIT D          APPROVED PURCHASER
EXHIBIT E          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS

                                     - ii -

                           MASTER REPURCHASE AGREEMENT

                                                        Dated as of May 25, 2006

AMONG:

Bank of America, N.A., as buyer ("Buyer", which term shall include any
"Principal" as defined and provided for in Annex I), or as agent pursuant hereto
("Agent"), and MortgageIT Holdings, Inc., a Maryland corporation ("Holdings"),
MHL Funding Corp., a Delaware corporation ("MHL") and MortgageIT, Inc., a New
York corporation ("MIT" and collectively with Holdings and MHL, the "Sellers"
and individually a "Seller").

1.    APPLICABILITY

      Buyer may, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which a Seller transfers to Buyer related Eligible Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller such Purchased Assets at a date certain, against the transfer of funds by such Seller. Each such transaction shall be referred to herein as a "Transaction", and unless otherwise agreed in writing, shall be governed by this Agreement.

2.    DEFINITIONS AND INTERPRETATION

      a.    Defined Terms.

      "Accepted Servicing Practices" means with respect to any Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing Sellers or Sellers'
designees provide to loans which they own in their own portfolio.

      "Additional Amount" shall have the meaning set forth in the definition of
"Pricing Rate" in the Pricing Side Letter.

      "Additional Purchased Assets" shall have the meaning assigned thereto in
Section 6(a) hereof.

      "Adjustable Rate Mortgage Loan" means a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

      "Adjusted Tangible Net Worth" shall mean, for any Person as of a particular date,

            (a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, without regard to unrealized gains or losses from mark to market valuations required by
FASB 133, less

            (b) (i) amounts owing to such Person from Affiliates, or from officers, employees, shareholders or other Persons similarly affiliated with such Person, and (ii) intangible assets, plus

            (c) Subordinated Debt.

      "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.

      "Agent" means Bank of America, N.A. or any successor.

      "Agreement" means this Master Repurchase Agreement (including all exhibits, schedules and other addenda thereto), as supplemented by the Pricing
Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

      "Alt-A Loan" means a First Lien Loan originated in accordance with the
Underwriting Guidelines.

      "Appraised Value" means the value set forth in an appraisal made in connection with the origination of the related Loan as the value of the
Mortgaged Property (or the related Co-op Unit in the case of a Co-op Loan).

      "Approved Purchaser" means each investor listed in Exhibit D approved by the Buyer.

      "Assignment of Mortgage" means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

      "Assignment of Proprietary Lease" means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary
Lease securing a Co-op Loan.

      "Balloon Loan" means, with respect to a Loan, a final Monthly Payment that is significantly larger than the other scheduled Monthly Payments in respect of such Loan.

      "Borrower" means the obligor or obligors on a Note or Credit Line
Agreement, including any Person that has acquired the related collateral and assumed the obligations of the original obligor or obligors under the Note or
Credit Line Agreement.

      "Breakage Costs" shall have the meaning assigned thereto in Section 3(c)
herein.

      "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day upon which the Buyer or banking institutions in the State of New York are obligated by law or executive order to be closed.

      "Buyer's Margin Amount" means, with respect to Transactions in the aggregate as of any date of determination, the amount obtained by application of
Buyer's Margin Percentage to the Repurchase Price for the Transactions.

                                      - 2 -

      "Buyer's Margin Percentage" means, with respect to Transactions in the aggregate as of any date of determination, the percentage obtained by dividing the Market Value of the Purchased Loans on the Purchase Date by the Purchase
Price on the Purchase Date for the Transactions.

      "Cash-out Refinanced Loan" shall mean a Refinanced Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closings costs and subordinate mortgages on the related Mortgaged Property or were used to provide cash back to the Borrower on the related Mortgaged Property.

      "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of
Rule 13d-3 of the Securities and Exchange Commission under the Securities
Exchange Act of 1934) of outstanding shares of voting stock of another Person at any time if after giving effect to such acquisition such Person or Persons owns more than fifty percent (50%) of such outstanding voting stock.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Buyer (or any Affiliate of
Buyer) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this
Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Collection Account" means an account established by the Sellers in accordance with Section 13(p) for the benefit of Buyer.

      "Combined Loan-to-Value Ratio" or "CLTV" means (i) with respect to any
First Lien Loan or Second Lien Loan, the sum of the original principal balance of such First Lien Loan or Second Lien Loan, as applicable, at the time of origination and the outstanding principal balance of any related first lien loan or second lien loan, as applicable as of the date of origination of such First
Lien Loan or Second Lien Loan, as applicable, plus any Negative Amortization or,
(ii) with respect to any HELOC, the sum of the related Credit Limit plus the outstanding principal balance of any related First Lien Loan, in each case divided by the lesser of (a) the Appraised Value of the related Mortgage
Property as of the date of origination of such First Lien Loan or Second Lien
Loan, as applicable, and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such First Lien Loan or Second
Lien Loan, as applicable, the purchase price of such Mortgaged Property to the extent available.

      "Computer Tape" means a computer tape or other electronic medium generated by or on behalf of a Seller and delivered to Buyer and Custodian which provides information relating to the related Purchased Assets, including the information set forth in the Loan Schedule, in a format acceptable to Buyer.

                                      - 3 -

      "Conforming Mortgage Loan" means a Prime Loan which is insured by, and meets all criteria of and is approved through the Underwriting Systems of,
Fannie Mae or Freddie Mac and which is secured by a first lien on the Mortgage
Property.

      "Co-op Corporation" shall mean, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op
Project and grants occupancy rights to units therein to stockholders through
Proprietary Leases or similar arrangements.

      "Co-op Loan" shall mean a Loan secured by a first lien pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease granting exclusive rights to occupy the related Co-op Unit in the building owned by the related
Co-op Corporation.

      "Co-op Project" shall mean, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a
Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

      "Co-op Shares" shall mean, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificate.

      "Co-op Unit" shall mean, with respect to any Co-op Loan, a specific unit in a Co-op Project.

      "Credit Limit" shall mean, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.

      "Credit Line Agreement" shall mean, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Borrower and any amendment or modification thereof.

      "Confirmation" shall have the meaning assigned thereto in Section 4(b)
hereof.

      "Custodial Agreement" means the Custodial Agreement, dated as of May 25,
2006 among Sellers, Buyer and Custodian, as the same may be amended, supplemented or otherwise modified from time to time.

      "Custodian" means Deutsche Bank National Trust Company, or its successors and permitted assigns.

      "Default" means any event, that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

      "Default Rate" means, as of any date of determination, the lesser of (i)
the Pricing Rate plus three percent (3%) and (ii) the maximum rate permitted by applicable law.

      "Delinquent" means, with respect to a Loan, a Monthly Payment due thereon is not made by the close of business on the Due Date.

                                      - 4 -

      "Delinquent Loan" means a Loan which is more than thirty (30) days
Delinquent.

      "Draw" means, with respect to each HELOC, an additional borrowing by the
Borrower in accordance with the related Credit Line Agreement.

      "Due Date" means the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

      "Electronic Tracking Agreement" means the electronic tracking agreement dated as of May 25, 2006 among Buyer, Sellers, MERSCORP, Inc. and Mortgage
Electronic Registration, Systems, Inc., as the same may be amended, modified or supplemented from time to time; provided that if no Loans are or will be MERS
Designated Mortgage Loans, all references herein to the Electronic Tracking
Agreement shall be disregarded.

      "Eligible Asset" shall have the meaning assigned thereto in the Pricing
Side Letter.

      "Eligible Loan" shall have the meaning assigned thereto in the Pricing
Side Letter.

      "Effective Date" means the date set forth on the top of this Agreement.

      "Escrow Letter" shall have the meaning assigned thereto in the Custodial
Agreement.

       "Event of Default" shall have the meaning assigned thereto in Section 18 hereof.

      "Exception Report" shall have the meaning assigned thereto in the
Custodial Agreement.

      "Fannie Mae" means Fannie Mae or any successor thereto.

      "FHA" means the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the
Secretary of Housing and Urban Development where appropriate under the FHA regulations.

      "Fifty-Nine Day Delinquent Loan" means a Loan which is more than 30 days and less than sixty (60) days Delinquent.

      "First Lien Loan" means a Loan secured by a first priority lien or the related Mortgaged Property.

      "Freddie Mac" means Freddie Mac or any successor thereto.

      "GAAP" shall mean generally accepted accounting principles in the United
States of America in effect from time to time.

      "Gestation Loan" means a Loan that is subject to a purchase commitment by
Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

      "Ginnie Mae" means the Government National Mortgage Association or any successor thereto.

                                      - 5 -

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over the Sellers.

      "Gross Margin" means with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Note and the Loan Schedule that is added to the Index on each Interest Rate Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

      "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.

      "Hedge Counterparty": means a Person (a) (i) with long-term and commercial paper or short-term deposit ratings of "P-1" by Moody's Investors Service and
"A-1" by Standard & Poor's and (ii) which shall agree in writing that, in the event that any of its long-term or commercial paper or short-term deposit ratings cease to be at or above "A-2" by Moody's and "A" by Standard & Poor's, it shall secure its obligations in accordance with the request of the Buyer or
Buyer shall have the option to treat such failure as an Early Termination Event
(as defined in the ISDA Master Agreement) by such Hedge Counterparty, (b) that has entered into a Hedge Instrument and (c) that is acceptable to the Buyer.

      "Hedge Instrument" means any interest rate cap agreement, interest rate floor agreement, interest rate swap agreement or other interest rate hedging agreement entered into by a Seller with a Hedge Counterparty.

      "HELOC" means an open-end home equity revolving line of credit secured by a mortgage deed of trust or other instrument creating a first or second lien on the related Mortgaged Property, which lien secures the related line of credit and is underwritten in accordance with the Underwriting Guidelines.

      "High Cost Loan" means a Loan that is classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost,"
"threshold," "covered," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a "High Cost Loan" or "Covered Loan" as defined in the current S&P LEVELS(R) Glossary.

      "Holdings" means MortgageIT Holdings, Inc. and its successors and permitted assigns.

      "HUD" means the Department of Housing and Urban Development, or any
federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

                                      - 6 -

      "Income" means, with respect to any Purchased Asset at any time, any principal payments and/or all interest thereon and all dividends, sale proceeds and other collections and distributions thereon, but not including any commitment or origination fees.

      "Indebtedness" "shall mean, for any Person: (a) all obligations for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable
(other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person;
(f) obligations of such Person under repurchase agreements or like arrangements;
(g) indebtedness of others guaranteed on a recourse basis by such Person; (h)
all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other contingent liabilities of such Person.

      "Index" means with respect to each Adjustable Rate Mortgage Loan, the index identified on the related Loan Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.

      "Insured Closing Letter" shall have the meaning assigned thereto in the
Custodial Agreement.

      "Interest-Only Loan" means a Loan which, by its term, requires the related
Borrower to make monthly payments of only accrued interest for a certain period of time following origination.

      "Interest Rate Adjustment Date" means with respect to each Adjustable Rate
Mortgage Loan, the date set forth in the related Note on which the Mortgage
Interest Rate on the Loan is adjusted in accordance with the terms of the Note and specified on the Computer Tape.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

      "Jumbo Fixed Rate Loan" means a Loan which (a) has a fixed Mortgage
Interest Rate (b) has been originated with full documentation and (c) is identified as J-15 and J-30 in the product code field of the Computer Tape provided by Seller to Buyer.

      "Jumbo Loan" means a Loan with an original principal balance greater than the single-family mortgage loan limit determined by Fannie Mae, as amended from time to time, and less than or equal to $1,000,000,

      "LIBOR" shall mean, for each day, the rate determined by the Buyer on such date (or, in the event such day is not a Business Day, the prior Business Day)
on the basis of the offered rate for one month U.S. dollar deposits (as applicable), as such rate appears on Telerate Page 3750 as

                                      - 7 -

of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one month U.S. dollar deposits (as applicable), as of 11:00 a.m. (London time) on such date. In such event, the Buyer will request the principal London office of each of the
Reference Banks to provide a quotation of its rate. If on such date, two or more
Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean of all such offered quotations (rounded to the nearest whole multiple of
1/16%). If on such date, fewer than two Reference Banks provide such offered quotations, LIBOR shall be the higher of (a) LIBOR as determined on the previous
LIBOR determination date and (b) the Reserve Interest Rate. With respect to each
Transaction, on the related Purchase Date and for each day that such Transaction is outstanding, LIBOR shall be calculated at the overnight rate unless otherwise elected by the related Seller in writing in the Transaction Notice.

      "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

      "Loan" means a first lien or second lien, fixed rate or adjustable rate, wet or dry-funded, residential mortgage loan or home equity mortgage loan originated by a Seller.

      "Loan Documents" shall have the meaning assigned thereto in the Custodial
Agreement.

      "Loan File" shall have the meaning assigned thereto in the Custodial
Agreement.

      "Loan Schedule" means the list of Loans delivered by the related Seller to
Buyer and Custodian together with each Transaction Notice and attached by the
Custodian to the related Trust Receipt and setting forth as to each Loan the related Borrower name, the address of the related Mortgaged Property and the outstanding principal balance of the Loan as of the initial Purchase Date, together with any other information specified by Buyer from time to time in good faith.

      "Margin Call" shall have the meaning assigned thereto in Section 6(a)
hereof.

      "Margin Deficit" shall have the meaning assigned thereto in Section 6(a)
hereof.

      "Market Value" means (a) with respect to any Purchased Asset that is an
Eligible Asset, as of any date of determination, the value at which such
Purchased Asset could be readily sold as ascribed to such asset by Buyer in its sole discretion as marked to market daily or otherwise, taking into account customary factors such as market conditions, interest rates and other factors deemed appropriate by Buyer and (b) with respect to a Purchased Asset that is not an Eligible Asset, zero.

      "Material Adverse Change" means, with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person taken as a whole.

      "Material Adverse Effect" means (a) a Material Adverse Change with respect to a Person or a Person and its Affiliates that are party to any Program
Document taken as a whole; (b) a material impairment of the ability of a Person or any Affiliate thereof that is a party to any

                                      - 8 -

Program Document to perform under any Program Document and to avoid any Event of
Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against a Person or any
Affiliate of such Person that is a party to any Program Document; or (d) a material adverse effect upon the value or marketability of a material portion of the Purchased Assets.

      "Maximum Aggregate Purchase Price" means $1,000,000,000 minus as of any date of determination on which Purchased Assets include HELOCs, the excess, if any, of the aggregate amounts of the Credit Limits over the aggregate Draws for such HELOCs.

      "MERS" shall have the meaning assigned thereto in the Custodial Agreement.

      "MERS Designated Mortgage Loan" shall have the meaning assigned thereto in the Custodial Agreement.

      "MHL" means MHL Funding Corp. and its successors and permitted assigns.

      "MIT" means MortgageIT, Inc. and its successors and permitted assigns.

      "Monthly Payment" means with respect to any Loan, the scheduled combined payment of principal and interest payable by a Borrower under the related
Mortgage Note on each Due Date.

      "Mortgage" means a mortgage, deed of trust, or other instrument that creates a first or second lien on either (a) with respect to a Loan other than a
Co-op Loan, the fee simple or leasehold estate in such real property or (b) with respect to a Co-op Loan, the Proprietary Lease and related Co-op Shares, which in either case secures a Note.

      "Mortgage Identification Number" shall have the meaning assigned thereto in the Custodial Agreement.

      "Mortgage Interest Rate" means, with respect to each Loan, the annual rate at which interest accrues on such Loan from time to time in accordance with the provisions of the related Note.

      "Mortgage Interest Rate Cap" means with respect to each Adjustable Rate
Mortgage Loan, a rate that is set forth on the related Loan Schedule and in the related Note and is the maximum interest rate to which the Mortgage Interest
Rate on such Loan may be increased on any Interest Rate Adjustment Date.

      "Mortgaged Property" means, with respect to a Loan, the related Borrower's fee interest in real property and all other collateral securing repayment of the debt evidenced by the related Note.

      "Negative Amortization" shall mean with respect to each Negative
Amortization Loan, that portion of interest accrued at the Mortgage Interest
Rate in any month which exceeds the Monthly Payment on the related Loan for such month and which, pursuant to the terms of the Note, is added to the principal balance of the Loan.

                                      - 9 -

      "Negative Amortization Loan" shall mean each Loan that may be subject to
Negative Amortization.

      "Net Income" means, for any Person for any period, the net income of such
Person for such period as determined in accordance with GAAP.

      "Note" means, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Borrower.

      "Notice Date" shall have the meaning assigned thereto in Section 4 herein.

      "Obligations" means (a) all of Sellers' obligations to pay the Repurchase
Price on the applicable Repurchase Date and on the Termination Date, and other obligations and liabilities of Sellers and Servicer to Buyer, its Affiliates or
Custodian arising under, or in connection with, the Program Documents or otherwise, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Sellers' indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer or such Affiliate of its rights under the Program Documents, including without limitation, reasonable attorneys' fees and disbursements and court costs; and
(d) all of Sellers' obligations to Buyer, Custodian or any other Person pursuant to the Program Documents.

      "Option ARM Loan" shall mean a Loan that is an Adjustable Rate Mortgage
Loan that (a) provides the Borrower with multiple Monthly Payment options and
(b) may result in Negative Amortization, as set forth in the related
Underwriting Guidelines.

      "Payment Adjustment Date" shall mean with respect to each Negative
Amortization Loan, the date on which Monthly Payments shall be adjusted. A
Payment Adjustment Date with respect to a Negative Amortization Loan shall occur in accordance with the terms of the Note, and shall be specified on the Computer
Tape.

      "Person" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

      "Price Differential" means, with respect to each Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the
Default Rate) for such Transaction to the Purchase Price on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Repurchase Date
(reduced by any amount of such Price Differential in respect of such period previously paid by the related Seller to Buyer) with respect to such
Transaction.

      "Pricing Rate" means the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.

                                     - 10 -

      "Pricing Side Letter" means the Pricing Side Letter, dated as of May 25,
2006, among Sellers and Buyer.

      "Prime Loan" means a Loan originated as a Prime Loan in accordance with the Underwriting Guidelines.

      "Prime Rate" means the daily prime loan rate as reported in The Wall
Street Journal or if more than one rate is published, the highest of such rates.

      "Principal" shall have the meaning assigned thereto in Annex I.

      "Program Documents" means this Agreement, the Custodial Agreement, any assignment of Hedge Instrument, any Servicing Agreement, the Pricing Side
Letter, the Servicer Side Letter, the Electronic Tracking Agreement and any
other agreement entered into by any Seller, on the one hand, and Buyer or any of its Affiliates (or Custodian on its behalf) on the other, in connection herewith or therewith.

      "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Proprietary Lease" shall mean the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.

      "Purchase Date" means the date on which a Transaction is consummated hereunder.

      "Purchase Price" shall have the meaning assigned thereto in the Pricing
Side Letter.

      "Purchased Assets" means, with respect to a Transaction, the related
Loans, together with the related Records, Servicing Rights, any Seller's rights under any related Hedge Instruments, all mortgage guaranties and insurance relating to such Purchased Assets (issued by governmental agencies or otherwise)
and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to such Purchased Assets and all claims and payments thereunder, any Seller's rights under any takeout commitment related to the Loans, any Seller's rights under Insured Closing Letters and
Escrow Letters, any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, all "accounts" as defined in the Uniform Commercial Code relating to or constituting any or all of the foregoing, all other insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, any security account and all rights to Income and the rights to enforce such payments arising from any of the Purchased Assets, the Servicing Rights, all guarantees or other support for the related Loans, and any and all instruments, chattel paper, general intangibles, replacements, substitutions, distributions on or proceeds with respect to any of the foregoing. The term "Purchased Assets" with respect to any
Transaction at any time also shall include Additional Purchased Assets delivered pursuant to Section 6(a) hereof.

      "Records" means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Sellers or any other person or entity with respect to a Purchased
Asset. Records shall include the Notes, any Mortgages, the Loan Files, the
Servicing Records and any other instruments necessary to

                                     - 11 -

document or service a Loan that is a Purchased Asset, including, without limitation, the complete payment and modification history of each Loan that is a
Purchased Asset.

      "Reference Banks" means any leading banks selected by the Agent which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London.

      "Refinanced Loan" means a Loan the proceeds of which were not used to purchase the related Mortgaged Property.

      "Repurchase Date" means the date occurring on the earlier of (a) the 12th day of each month and if such day is not a Business Day, the immediately following Business Day, (b) the day set forth in the related Transaction Notice
(or if such day is not a Business Day, the immediately following Business Day)
or (c) the date determined by application of Section 19, as applicable.

      "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer to the related Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the
date of such determination.

      "Reserve Interest Rate" means with respect to any LIBOR determination date, the rate per annum that the Agent determines to be either (a) the arithmetic mean (rounded to the nearest whole multiple of 1/16%) of the one-month or overnight U.S. dollar lending rates (as applicable) which New York
City banks selected by the Agent are quoting on the relevant LIBOR determination date to the principal London offices of leading banks in the London interbank market or (b) in the event that the Agent can determine no such arithmetic mean, the lowest one-month or overnight U.S. dollar lending rate (as applicable) which
New York City banks selected by the Agent are quoting on such LIBOR determination date to leading European banks.

      "Revolving Period" means, with respect to a HELOC, the initial period during which the Borrower is required to make monthly payments of interest pursuant to the Credit Line Agreement.

      "Second Lien Loan" means a Loan secured by a lien on the Mortgaged
Property, which is subject to one prior lien on such Mortgaged Property.

      "Servicer" means GMAC Mortgage Corporation or its successors or permitted assigns.

      "Servicer Side Letter" means the letter agreement, dated as of May 25,
2006, among Sellers, Servicer and Buyer, regarding, among other things, the delivery of the Servicing Records and Servicing Rights to the Buyer as the same may be amended from time to time.

      "Servicing Agreement" means any agreement (other than the Custodial
Agreement) giving rise or relating to Servicing Rights with respect to a
Purchased Asset, including any assignment or other agreement relating to such agreement.

                                     - 12 -

      "Servicing Policies" means the Servicer's servicing policies in effect as of the date of this Agreement, as the same may be amended from time to time.

      "Servicing Records" means with respect to each Loan, the file retained by the Servicer consisting of all documents that the Servicer would customarily have if it was servicing loans similar to the Loans for its own account, including all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.

      "Servicing Rights" means contractual, possessory or other rights of
Sellers or any other Person arising under any agreement, to administer or service a Purchased Asset or to possess related Records.

      "Settlement Agent" shall have the meaning assigned thereto in the
Custodial Agreement.

      "Subordinated Debt" shall mean, Indebtedness of Holdings which is (a)
unsecured, (b) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is six (6) months following the
Termination Date and (c) the payment of the principal of and interest on such
Indebtedness and other obligations of Holdings in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest
(including post-petition obligations) on the Transactions and all other obligations and liabilities of Holdings to Buyer hereunder on terms and conditions approved in writing by Buyer and all other terms and conditions of which are satisfactory in form and substance to Buyer.

      "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more
Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Substitute Assets" has the meaning assigned thereto in Section 16(a).

      "Super Jumbo Loan" means a Loan with an original principal balance greater than $1,000,000 and less than $2,000,000.

      "Takeout Commitment" shall mean, with respect to any Loan, an irrevocable commitment issued by a Takeout Investor in favor of the related Seller pursuant to which such Takeout Investor agrees to purchase such Loan at a specific price on a forward delivery basis acceptable to the Buyer in its sole discretion.

      "Takeout Investor" shall mean an Approved Purchaser which has agreed to purchase Loans pursuant to a Takeout Commitment.

                                     - 13 -

      "Termination Date" shall have the meaning assigned thereto in Section 28 herein.

      "Transaction" shall have the meaning assigned thereto in Section 1 herein.

      "Transaction Notice" means a written request of any Seller to enter into a
Transaction, in the form attached to the Custodial Agreement or such other form as shall be mutually agreed to between the related Seller and Buyer which is delivered to Buyer and Custodian.

      "Trust Receipt" means a Trust Receipt and Certification as defined in the
Custodial Agreement.

      "Underwriting Guidelines" means Sellers' underwriting guidelines in effect as of the date of this Agreement which have been approved in writing by the
Buyer, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in
effect in the applicable jurisdiction.

      "Wet Funding Package" shall have the meaning assigned thereto in the
Custodial Agreement.

      "Wet Funded Loan" means a Loan which is acceptable to the Buyer and as of the Purchase Date does not contain all the required Loan Documents in the Loan
File and which has the following characteristics:

            (a) the proceeds thereof have been funded by wire transfer or cashier's check, cleared check or draft or other form of immediately available funds to the Settlement Agent or funding Buyer for such Wet Funded Loan;

            (b) such Wet Funded Loan has closed on the disbursement date and become a valid first lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

            (c) the proceeds thereof have not been returned to the Buyer or its agent from the Settlement Agent for such Wet Funded Loan;

            (d) the Seller has not learned that such Wet Funded Loan will not be closed and funded to the order of the Mortgagor;

            (e) upon recordation such Mortgage Loan will constitute a first or second lien on the premises described therein; and

            (f) the applicable Seller shall have obtained an Insured Closing
Letter and an Escrow Letter with respect to such Wet Funded Loan.

                                     - 14 -

      b.    Capitalized terms used but not defined in this Agreement shall have the meanings assigned thereto in the Custodial Agreement.

      c.    Interpretation.

      Headings are for convenience only and do not affect interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, Annex or Exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default subsists until it has been waived in writing by Buyer. The words "hereof",
"herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means
"from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Sellers. Except where otherwise provided in this Agreement any determination, statement or certificate by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where
Sellers are required to provide any document to Buyer under the terms of this
Agreement, the relevant document may be provided in writing or printed or electronic form unless Buyer requests otherwise. This Agreement is the result of negotiations among and has been reviewed by counsel to Buyer and Sellers, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this
Agreement or this Agreement itself. Except where otherwise expressly stated
Buyer may give or withhold, or give conditionally, approvals and consents and may form opinions, make determinations and exercise discretion at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not

                                     - 15 -

immediately available from or with respect to Sellers, a servicer of the
Purchased Assets, any other Person or the Purchased Assets themselves.

3.    THE TRANSACTIONS

      (a)   The related Seller shall repurchase Purchased Assets from Buyer on each related Repurchase Date. Such obligation to repurchase subsists without regard to any prior or intervening liquidation or foreclosure with respect to each Purchased Asset. The related Seller is obligated to obtain the Purchased
Assets from Buyer or its designee (including the Custodian) at its own expense on the related Repurchase Date. On each Repurchase Date, the related Seller shall remit or shall cause to be remitted to the Buyer the Repurchase Price together with Breakage Costs, if any. If a Seller repurchases Purchased Assets on any day prior to the related Repurchase Date, on such day, such Seller shall remit or cause to be remitted to the Buyer the Repurchase Price in full together with Breakage Costs, if any. The related Seller shall give at least one (1)
Business Days' prior written notice to Buyer if such repurchase shall occur on a date other than the related Repurchase Date.

      (b)   Provided that the applicable conditions in Sections 9(a) and (b)
have been satisfied, the related Seller may request that each Purchased Asset that is to be repurchased by a Seller on the Repurchase Date become subject to a new Transaction by delivering notice of such request to Buyer at least one (1)
Business Day prior to any such Repurchase Date, provided that if the Repurchase
Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related
Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing
Side Letter.

      (c)   If (i) Buyer locks in the rate of LIBOR at the request of a Seller for a fixed period of thirty (30) days from the related Purchase Date in a
Transaction Notice and such Seller repurchases Purchased Assets on an earlier date or (ii) a Seller repurchases related Purchased Assets on any day which is not a Repurchase Date for such Purchased Assets, such Seller shall indemnify
Buyer and hold Buyer harmless from any losses, costs and/or expenses which Buyer may sustain or incur arising from the reemployment of funds obtained by Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained ("Breakage Costs"), in each case for the remainder of the thirty
(30) day period, as applicable. Buyer shall deliver to such Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon such Seller absent manifest error. This
Section shall survive termination of this Agreement and the repurchase of all
Purchased Assets subject to Transactions hereunder.

                                     - 16 -

4.    ENTERING INTO TRANSACTIONS; TRANSACTION NOTICE, CONFIRMATIONS

      a.    Under the terms and conditions of the Program Documents, Buyer may enter into Transactions with an aggregate Purchase Price outstanding at any time up to but not exceeding the Maximum Aggregate Purchase Price. Unless otherwise agreed, the related Seller shall give Buyer and Custodian notice of any proposed
Purchase Date in accordance with the Custodial Agreement (the date on which such notice is so given, the "Notice Date"). On the Notice Date, the related Seller shall (i) request that Buyer enter into a Transaction by furnishing to Buyer and
Custodian a Transaction Notice and Loan Schedule, (ii) deliver to Buyer a
Computer Tape containing the information set forth in Exhibit C hereto under the
"Daily Funding Required Fields" column and (iii) deliver to Custodian the Loan
File or Wet Funding Package (subject to certain limitations) for each Loan subject to such Transaction.

      b.    In the event that the parties hereto desire to enter into a
Transaction on terms other than as set forth herein or in a Transaction Notice, related Seller and Buyer shall execute a "Confirmation" specifying such terms prior to entering into such Transaction. Any such Confirmation and the related
Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and related Seller with respect to the Transaction to which the Confirmation relates. In the event of any conflict between this Agreement, the Transaction Notice and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.

5.    PAYMENT AND TRANSFER

      Unless otherwise agreed, all transfers of funds hereunder shall be in immediately available funds and all Purchased Assets transferred shall be transferred to the Custodian pursuant to the Custodial Agreement. Any Repurchase
Price or Price Differential received by Buyer after 4:00 p.m., New York City time, shall be applied on the next succeeding Business Day.

      All funds required to be delivered hereunder shall be sent by wire transfer in immediately available funds in accordance with the wire transfer instructions set forth on Exhibit B.

6.    MARGIN MAINTENANCE

      a.    If at any time the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate Buyer's Margin Amount for all such Transactions (such event, a "Margin Deficit"), then Buyer may by notice to the Sellers require the Sellers in such Transactions to transfer to Buyer either cash or additional Eligible Assets acceptable to Buyer in its sole discretion ("Additional Purchased Assets") within one (1) Business Day of such notice by Buyer (it being understood that the transfer of additional Eligible
Assets to the Custodian and not the review by the Custodian of the additional
Eligible Assets and subsequent issuance by the Custodian of a Trust Receipt shall satisfy the requirement to "transfer additional Eligible Assets"), so the cash and aggregate Market Value of the Purchased Assets including any such
Additional Purchased Assets will thereupon equal or exceed the aggregate Buyer's
Margin Amount (such requirement, a "Margin Call").

                                     - 17 -

      b.    Notice required pursuant to Section 6(a) may be given by any means provided in Section 36 hereof. Any notice given before 10:00 a.m. New York City time on a Business Day shall be met, and the related Margin Call satisfied, no later than 4:00 p.m. New York City time on such Business Day; notice given after
10:00 a.m. New York City time on a Business Day shall be met, and the related
Margin Call satisfied, no later than 4:00 p.m. New York City time on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Sellers and Buyer each agree that a failure or delay by
Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

7.    INCOME PAYMENTS

      Where a particular term of a Transaction extends over the date on which
Income is paid in respect of any Purchased Assets subject to that Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, Buyer agrees that prior to the occurrence of a Default, the related Seller shall be entitled to receive an amount equal to all Income received, whether by Buyer,
Custodian, Servicer or any servicer or any other Person, which is not otherwise received by the related Seller, in respect of the Purchased Assets to the full extent it would be so entitled if the Purchased Assets had not been sold to
Buyer; provided that any Income received by Servicer or on behalf of the related
Seller while the related Transaction is outstanding shall be deemed held by
Servicer or the related Seller, as applicable, solely in trust for Buyer pending the repurchase on the related Repurchase Date. Upon the occurrence of a Default or an Event of Default, Sellers shall cause all Income to be deposited into the
Collection Account.

8.    SECURITY INTEREST

      Sellers and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Sellers secured by the
Purchased Assets. However, in order to preserve Buyer's rights under this
Agreement in the event that a court or other forum recharacterizes the
Transactions hereunder as other than sales, and as security for Sellers'
performance of all of its Obligations, Sellers hereby grant Buyer a first priority security interest in the Purchased Assets, whether now existing or hereafter acquired. This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Purchased
Assets in favor of Buyer, which security interest is prior to all other liens on the Purchased Assets and is enforceable as such against creditors of an purchasers from Sellers.

9.    CONDITIONS PRECEDENT

      a.    As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by each party thereto:

            i)    The Program Documents duly executed and delivered by the
      parties thereto and being in full force and effect, free of any modification, breach or waiver;

                                     - 18 -

            ii)   Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the
      Purchased Assets have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form
      UCC-1;

            iii)  A certified copy of each Seller's consents or corporate resolutions, as applicable, approving the Program Documents and
      Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program
      Documents;

            iv)   An incumbency certificate of the secretaries of each Seller certifying the names, true signatures and titles of each Seller's representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

            v)    An opinion of each Sellers' counsel as to such matters as
      Buyer may reasonably request (including, without limitation, an enforceability and corporate opinion, a perfection opinion with respect to
      Buyer's security interest in the Purchased Assets and an "Investment
      Company Act" opinion) and in form and substance acceptable to Buyer;

            vi)   A copy of the Underwriting Guidelines certified by an officer of each Seller;

            vii)  [Reserved];

            viii) A copy of the certificate of insurance evidencing compliance with Section 13(l) of this Agreement;

            ix)   Buyer's due diligence of Sellers shall have been completed to the satisfaction of Buyer;

            x)    The payment in respect of all outstanding legal fees and
      reasonable out-of-pocket expenses, including due diligence expenses to be paid to Buyer;

            xi)   With respect to Sellers, no Event of Default shall have
      occurred and be continuing or any event or circumstance that Sellers reasonably expect will, with the passage of time or giving of notice, become an Event of Default by Sellers;

            xii)  All representations and warranties of Sellers in the Program
      Documents shall be true and correct on the date of such initial
      Transaction; and

            xiii) Any other documents reasonably requested by Buyer.

                                     - 19 -

      b.    The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

            i)    Buyer or its designee shall have received on or before the day of a Transaction with respect to such Purchased Assets (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

            (A)   Transaction Notice, Loan Schedule and Computer Tape delivered pursuant to Section 4(a);

            (B)   The related Trust Receipt and Exception Report (which shall not list any material exceptions) with the Loan Schedule
                  attached; and

            (C)   such certificates, customary opinions of counsel or other
                  documents as Buyer may reasonably request, provided that such opinions of counsel shall not be required in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyer in its good faith.

            ii)   No Default or Event of Default shall have occurred and be
      continuing.

            iii)  Buyer shall not have reasonably determined that a change in any requirement of law or in the interpretation or administration of any requirement of law applicable to Buyer has made it unlawful, and no
      Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

            iv)   All representations and warranties in the Program Documents shall be true and correct on the date of such Transaction and Sellers shall be in compliance with the terms and conditions of the Program
      Documents.

            v)    The then aggregate outstanding Purchase Price for all
      Purchased Assets, when added to the Purchase Price for the requested
      Transaction, shall not exceed the Maximum Aggregate Purchase Price.

            vi)   The Purchased Assets shall be the subject of, or covered by, and shall include one or more Hedge Instruments and, if requested, Buyer shall have received satisfactory information regarding the hedging strategy, arrangements and general policies of Sellers with respect to such Hedge Instruments.

            vii)  Satisfaction of any conditions precedent to the initial
      Transaction as set forth in clause (a) of this Section 9 that were not satisfied prior to such initial Purchase Date. In no event shall Buyer be required to enter into more than 2 Transactions on any Purchase Date.

            viii) The Purchase Price for the requested Transaction shall not be less than $2,500,000.

                                     - 20 -

            ix)   Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain Buyer's perfected interest in the Purchased Assets have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form
      UCC-1.

            x)    Buyer shall have received in form and substance acceptable to
      Buyer the most recent quarterly financial statements of Holdings (or the audited financial statements of Holdings, if available).

            xi)   A copy of the Underwriting Guidelines, to the extent such
      guidelines have been materially amended or modified, which amendments or modifications have been approved by Buyer pursuant to Section 13(u).

            xii)  There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

            xiii) None of the following shall have occurred and/or be
      continuing:

            (A)   an event or events shall have occurred resulting in the
                  effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance any Loans through the "repo market" or "lending market" with traditional
                  counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

            (B)   an event or events shall have occurred resulting in the
                  effective absence of a "securities market" for securities
                  backed by mortgage loans or an event or events shall have
                  occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been
                  reasonable prior to such event or events; or

            (C)   there shall have occurred a material adverse change in the financial condition of Buyer which effects materially and
                  adversely the ability of Buyer to fund its obligations under this Agreement.

            xiv)  Any other documents reasonably requested by Buyer.

            xv)   Buyer shall have received an officer's certificate of the
      related Seller setting out the sublimits contained in the Pricing Side
      Letter and certifying that such Seller is in compliance with such sublimits.

            xvi)  All fees and expenses and any other amounts owed by the
      Sellers to the Buyer pursuant to the Program Documents have been paid.

            xvii) Each secured party (including any party that has a
      precautionary security interest in a Loan, other than Buyer) has released all of its right, title and interest in, to and under such Loan
      (including, without limitation, any security interest that such

                                     - 21 -

      secured party or secured party's agent may have by virtue of its possession, custody or control thereof) and has filed Uniform Commercial
      Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Loan, and each such release and Uniform
      Commercial Code termination statement has been delivered to the Buyer prior to each Transaction and to the Custodian as part of the Loan File.

10.   RELEASE OF PURCHASED ASSETS

      Upon timely payment in full of the Repurchase Price and all other
Obligations owing with respect to a Purchased Asset, if no Default or Event of
Default has occurred and is continuing, Buyer shall, and shall direct Custodian to, release all of its rights, title and interest in such Purchased Asset to the related Seller unless such release would give rise to or perpetuate a Margin
Deficit. If the release of such Purchased Asset would give rise to or perpetuate a Margin Deficit, Buyer shall notify Sellers of the amount of such Margin
Deficit and Sellers may thereupon satisfy the Margin Call in the manner specified in Section 6.

11.   RELIANCE

      With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Sellers in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction or the Seller's behalf.

12.   REPRESENTATIONS AND WARRANTIES

      Each Seller hereby represents and warrants, and shall on and as of the
Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:

      a.    Due Organization and Qualification.Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Each Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program
Documents except where any failure to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect or impair the enforceability of any Purchased Asset.

      b.    Power and Authority. Each Seller has all necessary power and authority to conduct its business as currently conducted, to, execute, deliver and perform its obligations under the Program Documents and to consummate the
Transactions.

      c.    Due Authorization. The execution, delivery and performance of the
Program Documents by each Seller have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

                                     - 22 -

      d.    Noncontravention. None of the execution and delivery of the Program
Documents by each Seller or the consummation of the Transactions and transactions thereunder:

            i)    conflicts with, breaches or violates any provision of the
      agreements of any Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to such Seller or its properties;

            ii)   constitutes a material default by any Seller under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which such Seller is a party or by which it or any of its properties is or may be bound or affected; or

            iii)  results in or requires the creation of any lien upon or in respect of any of the assets of any Seller except the lien relating to the
      Program Documents.

      e.    Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Assets, any Seller or any of its Affiliates,
pending or, to the knowledge of any Seller, threatened, which, if decided adversely, would have a reasonable likelihood of having a Material Adverse
Effect.

      f.    Valid and Binding Obligations. Each of the Program Documents to
which any Seller is a party, when executed and delivered by such Seller will constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

      g.    Financial Statements. The consolidated financial statements of
Holdings (which include the consolidated balance sheet and statements of income and of cash flows), copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Holdings and its consolidated Subsidiaries as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to Holdings.
Holdings is not subject to any contingent liabilities or commitment that, individually or in the aggregate, have a material possibility of causing a
Material Adverse Change with respect to Holdings.

      h.    Accuracy of Information. None of the documents or information prepared by or on behalf of each Seller and provided by each Seller to Buyer relating to such Seller's financial condition contain any statement of a material fact with respect to such Seller or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to each Seller that would render any of such documents or information untrue or misleading in any material respect.

                                     - 23 -

      i.    No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by each
Seller of this Agreement or the consummation by each Seller of any other Program
Document, other than any that have heretofore been obtained, given or made.

      j.    Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by each Seller in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in either a Material Adverse Change or a
Material Adverse Effect with respect to such Seller.

      k.    Solvency: Fraudulent Conveyance. Each Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such
Transaction, no Seller will be left with an unreasonably small amount of capital with which to engage in its business. No Seller intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature.
No Seller is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of itself or any of its assets. The amount of consideration being received by each Seller upon the sale of the related Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. No Seller is transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

      l.    Investment Company Act and Public Utility Holding Company Act
Compliance. No Seller (i) is required to be registered as an "investment company" as defined under the Investment Company Act or as an entity under the control of an "investment company" as defined under the Investment Company Act or (ii) is a "holding company" as defined in, or subject to recognition under the Public Utility Holding Company Act of 1935.

      m.    Taxes. Each Seller has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes are shown to be due and payable on such returns (other than assessments (a) the amount of which is not individually or in the aggregate material or (b) the amount, applicability or validity of which are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by the Sellers in connection with a Transaction and the execution and delivery of the Program
Documents have been paid.

      n.    Additional Representations. With respect to each Loan, each Seller jointly and severally hereby make all of the applicable representations and warranties set forth in Exhibit E to this Agreement as of the date the Loan File or Wet Funding Package, as applicable, is delivered to the Custodian unless specifically stated to have been made as of some other date. Further, as of each date thereafter through and including the related Repurchase Date, each Seller shall be deemed to have represented and warranted in like manner that no Seller has any knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a
Transaction Notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the knowledge of each Seller. In addition, each Seller agrees to make the representations and warranties set

                                     - 24 -

forth in Exhibit E to this Agreement as of the "Cut-off Date" of the securitization or whole loan sale of the related Loans by such Seller or Buyer, as applicable.

      o.    No Broker. No Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this
Agreement; provided, that if Sellers have dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by the related Seller.

      p.    Hedging. Each Seller has entered into the Hedge Instruments pursuant to its customary hedging procedures with respect to all Loans (other than
Negative Amortization Loans, Option ARM Loans, Second Lien Loans and HELOCs in
respect of which the applicable Seller either (i) will have entered into Takeout
Commitments or (ii) securitized such Negative Amortization Loan, Option ARM
Loan, Second Lien Loan or HELOC, as applicable, in all cases within 20 Business
Days of the origination of such Negative Amortization Loan, Option ARM Loan,
Second Lien Loan or HELOC, as applicable).

      q.    HELOC Provisions. With respect to each HELOC, each related Servicing
Agreement shall require the related Servicer to (a) fund any related Draws, (b)
to invoice the Seller on a monthly basis for the additional balances so created and (c) to be deemed to have conveyed the additional balances to the Seller upon any such funding. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to either (a) fund any Draws with respect to any
HELOC or (b) reimburse any Servicer for the funding of any Draws, which obligations shall be retained by the Seller, or the Servicer on behalf of the
Seller. With respect to each HELOC, if a Borrower requests an increase in the related Credit Limit the Seller shall cause the Servicer to, in its sole discretion, either accept or reject the Borrower's request in accordance with the Servicing Agreement and the Credit Line Agreement and the Seller shall cause the Servicer to notify the Buyer in writing of Servicer's decision. If the request for a Credit Limit increase is accepted, the increase will be effected by the Seller, or the Servicer on behalf of the Seller, through modification of the Loan with the Borrower. Seller shall deliver to the Buyer an updated Loan
Schedule reflecting the modification to the Loan and shall deliver any modified documents to be included in the Loan File to the Custodian.

      The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement.

13.   COVENANTS OF SELLERS

      Each Seller hereby covenants with Buyer as follows:

      a.    Defense of Title. Each Seller warrants and will defend the right, title and interest of Buyer in and to the Purchased Assets against all adverse claims and demands.

      b.    No Amendment or Compromise. Without Buyer's prior written consent, no Seller or those acting on each Seller's behalf shall amend or modify, or waive any term or

                                     - 25 -

condition of, or settle or compromise any claim in respect of, any item of the
Purchased Assets, any related rights or any of the Programs Documents, provided that Servicer may amend or modify a Loan if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extends its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Loan.

      c.    No Assignment. Except as permitted herein, no Seller or Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the
Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program
Documents or any Hedge Instruments for the related Purchased Assets.

      d.    Servicing of Loans. Each Seller shall cause Servicer to service all
Loans that are part of the Purchased Assets in accordance with prudent servicing practices and the Servicing Policies, pending any delivery of such servicing to
Buyer, employing at least the same procedures and exercising the same care that
Servicer customarily employs in servicing loans that are similar to the Loans for its own or the Seller's account. Sellers shall notify Servicers of Buyer's interest hereunder and Sellers shall notify Buyer of the name and address of all servicers of Loans. Sellers may not transfer their servicing rights in conjunction with this Agreement or engage a Subservicer without the prior written consent of the Buyer. Buyer shall have the right to approve each servicer (other than the Servicer) and the form of all Servicing Agreements or servicing side letter agreements relating to the Loans that constitute the
Purchased Assets. The related Seller shall cause the Servicer to hold or cause to be held all funds collected with respect to such Loans in trust accounts and shall apply to same for the purposes for which such funds were collected. Upon
Buyer's request, Sellers shall provide reasonably promptly to Buyer a letter addressed to and agreed to by each Servicer of the Loans, in form and substance reasonably satisfactory to Buyer, advising such Servicer of such matters as
Buyer may reasonably request. If Sellers should discover that, for any reason whatsoever, Servicer or any entity responsible to Sellers by contract for managing or servicing any such Loan has failed to perform fully Sellers'
obligations under the Program Documents with respect to the servicing of the
Purchased Assets or any of the obligations of such entities with respect to the
Purchased Assets, Sellers shall promptly notify Buyer and shall replace such
Servicer in accordance with the requirements of this Section by no later than 45 days from such notification.

      e.    Preservation of Purchased Assets. Each Seller shall do all things necessary to preserve each Purchased Asset so that it remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing,
Sellers will comply with all rules, regulations and other laws of any
Governmental Authority applicable to Sellers relating to the Purchased Assets and cause the Purchased Assets to comply with all applicable rules, regulations and other laws. No Seller will allow any default for which it is responsible to occur under any Purchased Asset or any Program Documents and Sellers shall fully perform or cause to be performed when due all of its obligations under any
Purchased Asset or the Program Documents.

                                     - 26 -

      f.    Maintenance of Papers, Records and Files. The Sellers shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Asset. The Sellers will and with respect to the Servicing Records, will cause Servicer to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.

            i)    The Sellers shall collect and maintain or cause to be
      collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection and all such records shall be in
      Custodian's possession unless buyer otherwise approves. No Seller will allow any such papers, records or files that are an original or an only copy to leave Custodian's possession, except for individual items removed in connection with servicing a specific Loan, in which event the related
      Seller will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.

            ii)   For so long as Buyer has an interest in or lien on any
      Purchased Asset, the related Seller will hold or cause to be held all related Records (including the Servicing Records) in trust for Buyer. The related Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

            iii)  Upon reasonable advance notice from Custodian or Buyer, the related Seller shall (x) make any and all such Records available to
      Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of the related Seller with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of the related Seller with its independent certified public accountants.

      g.    Financial Statements; Accountants' Reports; Other Information. The
related Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer. Sellers shall furnish or cause to be furnished to Buyer the following:

            i)    Financial Statements. (x) As soon as available and in any
      event within ninety (90) days after the end of each fiscal year, the consolidated, audited balance sheets of Holdings as of the end of each fiscal year, and its audited financial statements of income and cashflows and changes in its financial position of Holdings, for such fiscal year together with an unqualified report from an independent certified public accountant (y) as soon as available and in any event within forty-five
      (45) days after the end of each of the first three quarters of each fiscal year of Holdings, its consolidated, unaudited balance sheet as of the end of each fiscal quarter, and its unaudited financial statements of income and cashflows and changes in its financial position, for the portion of the fiscal year then ended and (z) upon request of Buyer and in any event within thirty (30) days after the end of each calendar month, the consolidated, unaudited balance sheets and unaudited financial statements of income and cashflows of Holdings and changes in the financial position of Holdings for such period, all of which have been prepared and

                                     - 27 -

      presented fairly in accordance with GAAP and certified by Holdings' chief financial officer.

            ii)   Loan Data. On Thursday of each week, reports as of Wednesday of such week on a Computer Tape or a diskette (or any other electronic transmission acceptable to Buyer) in a format acceptable to Buyer, containing the information set forth in Exhibit C under the "MTM Data Type
      Required Fields" column, and such other information as Buyer may reasonably request, including, without limitation, any other information regarding the Purchased Assets requested by Buyer, the performance of any loans serviced by or on behalf of each Seller, identification of each
      Jumbo Fixed Rate Loan which was repurchased by the Seller or sold by the
      Seller to the Buyer in the preceding week and any other financial information regarding each Seller as reasonably requested by Buyer.

            iii)  Monthly Servicing Diskettes. On or before the second Business
      Day prior to each Repurchase Date, or any other time at Buyer's request, a
      Computer Tape or a diskette (or any other electronic transmission acceptable to Buyer) in a format acceptable to Buyer containing such information with respect to the Purchased Assets as Buyer may reasonably request upon reasonable prior notice.

            iv)   Monthly and Quarterly Certification. Each Seller shall execute and deliver a monthly certification substantially in the form of Exhibit
      A-1 attached hereto and Holdings shall execute and deliver a quarterly certification substantially in the form of Exhibit A-2 attached hereto.

            v)    10-Ks and 10-Qs. Within five (5) Business Days of their filing with the SEC, copies of any 10-Ks and 10-Qs registration statements and other "corporate finance" SEC filings (other than 8-Ks); provided that such Seller will provide Buyer with a copy of the annual 10-K filed with the SEC, no later than ninety (90) days after the end of the year.

      h.    Notice of Material Events. The related Seller shall promptly inform
Buyer in writing of any of the following:

            i)    any Default, Event of Default or default or breach by the
      related Seller of any other material obligation under any Program
      Document, or the occurrence or existence of any event or circumstance that the related Seller reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by the related
      Seller;

            ii)   any material change in the insurance coverage required of the related Seller or any other Person pursuant to any Program Documents, with copy of evidence of the same attached;

            iii)  any dispute, litigation, investigation, proceeding or suspension between the related Seller, on the one hand, and any
      Governmental Authority or any other Person in which the amount involved exceeds $5,000,000 and, if adversely determined, would be reasonably expected to have a Material Adverse Effect;

                                     - 28 -

            iv)   any material change in accounting policies or financial
      reporting practices of any Seller;

            v)    the occurrence of any material employment dispute that is
      reasonably likely to result in a Material Adverse Effect and a description of the strategy for resolving it; and

            vi)   any event, circumstance or condition that has resulted, or could reasonably be expected to result in either a Material Adverse Change with respect to the related Seller or a Material Adverse Effect.

      i.    Maintenance of Licenses. Each Seller shall maintain all licenses, permits or other approvals necessary for each Seller to conduct its business and to perform its obligations under the Program Documents, and each Seller shall conduct its business strictly in accordance with applicable law.

      j.    Taxes. i)   All payments made by Sellers under this Agreement shall
be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority thereof or therein, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof (collectively,
"Non-Excluded Taxes"), all of which shall be paid by Sellers for their own account not later than the date when due. If a Seller is required by law or regulation to deduct or withhold any Non-Excluded Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding;
(b) pay the amount so deducted or withheld to the appropriate Governmental
Authority not later than the date when due; (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Non-Excluded Taxes; and (d) pay to Buyer such additional amounts as may be necessary so that Buyer receives, free and clear of all Non-Excluded Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

            ii)   In addition, Sellers agree to pay to the relevant Governmental
      Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

            iii)  Sellers agree to indemnify Buyer for the full amount of
      Non-Excluded Taxes (including additional amounts with respect thereto) and
      Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided Sellers with evidence, reasonably

                                     - 29 -

      satisfactory to Sellers, of payment of Non-Excluded Taxes or Other Taxes, as the case may be.

            iv)   Buyer or Buyer's assignee that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia
      (a "Foreign Buyer") shall provide the Sellers with properly completed
      United States Internal Revenue Service ("IRS") Form W-8BEN or W-8ECI or
      any successor form prescribed by the IRS, certifying that such Foreign
      Buyer is entitled to benefits under an income tax treaty to which the
      United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a "change in circumstances" with respect to such Foreign
      Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide the
      Seller with the appropriate form or other relevant document pursuant to this Section 13(j)(iv) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any "gross-up" of Non-Excluded Taxes or indemnification under
      Section 13(j)(iii) with respect to Non-Excluded Taxes imposed by the
      United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Non-Excluded
      Taxes because of its failure to deliver a form required hereunder, Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Non-Excluded Taxes.

            v)    Without prejudice to the survival of any other agreement of
      Sellers hereunder, the agreements and obligations of Sellers contained in this Section 13(j) shall survive the termination of this Agreement.
      Nothing contained in this Section 13(j) shall require Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

            vi)   Each party to this Agreement acknowledges that its intent for purposes of U.S. federal, state and local income and franchise taxes is to treat each Transaction as indebtedness of related Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of an Event of Default by related Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

            vii)  Sellers shall pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon it or its income and profits or upon any of its property, real, personal or mixed (including without limitation, the
      Purchased Assets) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are

                                     - 30 -

      appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.

            viii) Sellers shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

      k.    Use of Custodian. Without the prior written consent of the Buyer, no
Seller shall use a third party custodian as document custodian other than the
Custodian with respect to third party purchasers, prospective third party purchasers, lenders and prospective third party lenders with respect to loans of the same type as the Purchased Assets.

      l.    Insurance. Each Seller will, and shall cause the Servicer to, obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish Buyer on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing renewal of each such policy. Holdings shall continue to maintain coverage, for itself and its Subsidiaries, that encompass employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least
$1,000,000 and shall name Buyer as loss payee.

      m.    Affiliate Transaction. No Seller will at any time, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of their Affiliates unless the terms thereof are no less favorable to Sellers, than those that could be obtained at the time of such transaction in an arm's length transaction with a Person who is not such an
Affiliate.

      n.    Limitation on Distributions. If a Default has occurred and is occurring, none of the Sellers shall pay any dividends or distributions with respect to any capital stock or other equity interests in it, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of
Sellers.

      o.    Delivery of Servicing Records. With respect to the Servicing Records of each Loan, the related Seller shall cause the Servicer to deliver such
Servicing Records to Buyer or the designee of Buyer, within 45 days of a
Purchase Date unless otherwise stated in writing by Buyer; provided that on each
Repurchase Date that is subject to a new Transaction, such delivery requirement is deemed restated for such new Transaction (and the immediately preceding delivery requirement is deemed to be rescinded) in the absence of directions to the contrary from Buyer, and a new 45-day period is deemed to commence as of such Repurchase Date, all as provided in the Servicer Side Letter. The transfer of Servicing Records under this Subsection shall be in accordance with customary standards in the industry.

      p.    Establishment of Collection Account. Within 30 days of the Effective
Date, Sellers shall establish, for the benefit of Buyer, a Collection Account in
Buyer's name for the sole and exclusive benefit of Buyer. Upon the occurrence of a Default or an Event of Default,

                                     - 31 -

Sellers shall segregate all amounts collected on account of the Purchased Assets to be held in trust for the benefit of Buyer, and shall remit such collections into the Collection Account. No amounts deposited into the Collection Account shall be removed without Buyer's prior written consent. Sellers shall follow the instructions of Buyer with respect to the Purchased Assets and deliver to Buyer any information with respect to the Purchased Assets requested by Buyer. Sellers shall deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of set-off or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.

      q.    Financial Covenants. At all times Holdings shall maintain (a) an
Adjusted Tangible Net Worth that is not less than $250,000,000 on a consolidated basis; (b) a Leverage Ratio (defined as the ratio of total liabilities
(excluding non-recourse debt and Subordinated Debt but including any contingent liabilities) to Adjusted Tangible Net Worth that is not greater than 12:1; (c)
Liquidity (defined as unrestricted cash and cash equivalents plus available, unused borrowing capacity on any committed credit facility) that is equal to at least $20,000,000 and (d) Net Income, for each calendar quarter commencing with the calendar quarter ending on June 30, 2006, in excess of $1.00. At all times
MIT shall maintain an Adjusted Tangible Net Worth that is not less than
$10,000,000 and MHL shall maintain an Adjusted Tangible Net Worth that is not less than $250,000.

      r.    MERS. The Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated
Mortgage Loans for as long as such Loans are registered with MERS. In connection with the assignment of any Loan registered on the MERS System, Sellers agree that at the request of Buyer, Sellers will, at their joint and several cost and expense, cause the MERS System to indicate that such Loan has been transferred to Buyer in accordance with the terms of this Agreement by including in MERS'
computer files (a) the code in the field which identifies the specific owner of the Loans and (b) the code in the field "Pool Field" which identifies the series in which such Loans were sold. Sellers further agree that Sellers will not alter codes referenced in this paragraph with respect to any Loan at any time that such Loan is subject to this Agreement.

      s.    Change in Nature of Business. No Sellers shall make any material change in the nature of its business as carried on at the date hereof.

      t.    Merger of Holdings. Holdings shall not at any time, directly or indirectly, (i) liquidate or dissolve or enter into any consolidation or merger or be subject to a Change in Control without Buyer's prior consent; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect; or (iii) make any Material Adverse Change with respect to it or its Subsidiaries.

      u.    Underwriting Guidelines. Sellers shall not permit any modifications to be made to the Underwriting Guidelines without 15 days prior written notice to the Buyer. In the event that Sellers make any amendment or modification to the Underwriting Guidelines: (i) Sellers shall promptly deliver to the Buyer a complete copy of the amended or modified Underwriting Guidelines, and (ii) the
Buyer may, at its sole option and discretion, refrain from entering into any further Transactions with respect to Loans originated under the amended or modified Underwriting Guidelines.

                                     - 32 -

      v.    Jumbo Fixed Rate Loans. With respect to each Jumbo Fixed Rate Loan which was repurchased by a Seller (as identified in the loan data provided by
Seller pursuant to Section 13(g)(ii) hereof) and was not subsequently purchased by Buyer, Sellers shall remit to the Buyer on the following Repurchase Date, and if such day is not a Business Day, the next succeeding Business Day, the
Additional Amount set forth in an invoice delivered by Buyer to Seller.

      w.    Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Funded Loan, the Settlement Agent has obtained an Insured
Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by the Buyer, copies of which shall be delivered by the applicable Seller to the Custodian prior to the
Purchase Date if requested by Buyer. Among other things, the Insured Closing
Letter covers any losses occurring due to the fraud, dishonesty or mistakes of the closing agent. The Insured Closing Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including the Buyer.

      x.    Escrow Letter. As of the date hereof and as of the date of each delivery of a Wet Funded Loan, the Settlement Agent has executed an escrow agreement or letter stating that in the event of a Rescission of or if for any reason the Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for the benefit of the Buyer and such funds shall be redeposited in the
Disbursement Account for benefit of the Buyer not later than 5:00 p.m. (New York
City time) of the date of Rescission or other failure of the Loan to fund on a given day. Such Escrow Letter inures to the benefit of, and the rights thereunder may be enforced by, the loan originator and its successors and assigns, including the Buyer.

14.   REPURCHASE DATE PAYMENTS/COLLECTIONS

      On each Repurchase Date, Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price.

15.   REPURCHASE OF PURCHASED ASSETS, CHANGE OF LAW

      a.    Upon discovery by the related Seller of a breach of any of the representations and warranties set forth in Exhibit E to this Agreement, the related Seller shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will notify the related Seller. It is understood and agreed that the representations and warranties set forth in Exhibit E to this
Agreement shall survive delivery of the respective Loan Files to the Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Loan shall not affect Buyer's right to demand repurchase as provided under this Agreement. The related Seller shall within two (2) Business Days of the earlier of the related Seller's discovery or receiving notice, with respect to any Loan, of (i) any breach of a representation or warranty contained in Exhibit E to this Agreement or (ii) any failure to deliver any of the items required to be delivered as part of the Loan
File within the time period required for delivery pursuant to the Custodial
Agreement, promptly cure such breach or delivery failure in all material respects. If within two (2) Business Days after the earlier of the related
Seller's discovery of such breach or delivery failure or the related Seller's receiving notice thereof such breach or delivery failure has not been remedied by

                                     - 33 -

the related Seller, the related Seller shall promptly upon receipt of written instructions from Buyer, at Buyer's option, either (i) purchase such Loan at a purchase price equal to the Repurchase Price with respect to such Loan by wire transfer to the account designated by Buyer, or (ii) transfer comparable
Substitute Assets to Buyer, as provided in Section 16 hereof.

      b.    If Buyer determines that the introduction of, any change in, or the interpretation or administration of any requirement of law has made it unlawful or commercially impracticable to engage in any Transactions with a Pricing Rate based on LIBOR, then the related Seller (i) shall upon its receipt of notice of such fact and demand from Buyer (with a copy of such notice to Custodian), repurchase the Purchased Assets subject to the Transaction or the next succeeding Business Day and, at Sellers' election, concurrently enter into a new
Transaction with Buyer with a Pricing Rate based on the Prime Rate plus the margin set forth in the Pricing Side Letter as part of the Pricing Rate and (ii)
may elect, by giving notice to Buyer and Custodian, that all new Transactions shall have Pricing Rates based on the Prime Rate plus such margin.

      c.    If Buyer determines in its sole discretion that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Buyer's capital or on the capital of any Affiliate of Buyer as a consequence of such Change in Law on this Agreement, then from time to time the related Seller will compensate Buyer or Buyer's Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law on terms similar to those imposed by Buyer on its other similarly affected customers. Buyer shall provide the related Seller with prompt notice as to any
Change in Law. Notwithstanding any other provisions in this Agreement, in the event of any such Change in Law, Sellers will have the right to terminate all
Transactions then outstanding without any prepayment penalty as of a date selected by Sellers, which date shall be prior to the then applicable Repurchase
Date and which date shall thereafter for all purposes hereof be deemed to be the
Repurchase Date.

16.   SUBSTITUTION

      The related Seller may, subject to agreement with and acceptance by Buyer, substitute other assets which are substantially the same as the Purchased Assets
(the "Substitute Assets") for any Purchased Assets. Such substitution shall be made by transfer to Buyer of such other Substitute Assets and transfer to the related Seller of such Purchased Assets. After substitution, the Substitute
Assets shall be deemed to be Purchased Assets.

17.   REPURCHASE TRANSACTIONS

      Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, grant participation interests in, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer's choice, in all cases subject to Buyer's obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the
Purchased Assets, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties in Exhibit E to this
Agreement and the remedies for breach thereof, as they relate to the Purchased
Assets that are subject to such repurchase transaction.

                                     - 34 -

18.   EVENTS OF DEFAULT

      With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an "Event of
Default":

      a.    the related Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date pursuant to Section 3(a), fails to settle in cash the applicable Price Differential on any Repurchase Date pursuant to
Section 3(b), or fails to perform its obligations under Section 6;

      b.    a Seller shall fail to perform, observe or comply with any other material term, covenant or agreement contained in the Program Documents (other than Exhibit E to this Agreement and the other "Events of Default" set forth in this Section 18) and such failure is not cured within the time period expressly provided or, if no such cure period is provided, within two (2) Business Days of the earlier of (i) such party's receipt of written notice from Buyer or
Custodian of such breach and (ii) the date on which such party obtains notice or knowledge of the facts giving rise to such breach;

      c.    any representation or warranty made by a Seller or any of its officers in the Program Documents or in any other document delivered in connection therewith shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations and warranties in Exhibit E to this Agreement which shall be considered solely for the purpose of determining whether the related Loan is an
Eligible Asset, unless Sellers shall have made any such representations or warranties with the knowledge that they were materially false or misleading at the time made or repeated or deemed to have been made or repeated);

      d.    Sellers or any of its Subsidiaries or Affiliates shall fail to pay any of Sellers' or its Subsidiaries' or Affiliates' Indebtedness, or any
interest or premium thereon when due (whether by scheduled maturity, requirement prepayment, acceleration, demand or otherwise) beyond any applicable cure period, and such failure shall entitle the related counterparty to declare any such Indebtedness or Guarantee to be due and payable, or required to be prepaid
(other than by a regularly scheduled required prepayment), prior to the state maturity thereof;

      e.    a custodian, receiver, conservator, liquidator, trustee,
sequestrator or similar official for any Seller or any of its Subsidiaries or
Affiliates, or any of Sellers' Property (as a debtor or creditor protection procedure is appointed or takes possession of such property), or any Seller or any of its Subsidiaries or Affiliates generally fails to pay Sellers' or its
Subsidiaries' or Affiliates' debts as they become due; or any Seller or its
Subsidiaries or Affiliates is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against any Seller of its Subsidiaries' or Affiliates' Property is sequestered by court or administrative order; or a petition is filed against any Seller or any of its
Subsidiaries or Affiliates under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect and that would be reasonably expected to have a Material Adverse Effect;

                                     - 35 -

      f.    any Seller or its Subsidiaries or Affiliates files a voluntary petition in bankruptcy seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for any Seller or any of its Subsidiaries or Affiliates, or of all or
any part of Sellers' or its Subsidiaries or Affiliates' Property; or makes an assignment for the benefit of Sellers' or any of its Subsidiaries or Affiliates creditors;

      g.    any final judgment or order for the payment of money in excess of
$5,000,000 (in the aggregate and to the extent not covered by insurance as to which the insurance company has acknowledged coverage) is rendered against any
Seller or any of its Subsidiaries or Affiliates and remains undischarged or unsatisfied after the passage of 30 days following the date on which it is entered;

      h.    any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action reasonably likely to result in a condemnation, seizure or appropriation or assumption of, custody or control of, all or any substantial part of the
Property of any Seller or any of its Subsidiaries or Affiliates, or shall have taken any action to displace the management of any Seller or any of its
Subsidiaries or Affiliates or to curtail its authority in the conduct of the business of any Seller or any of its Subsidiaries or Affiliates, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller or any of its Subsidiaries or Affiliates as an issuer, buyer or a seller/servicer of Loans or securities backed thereby, and such action provided for in this subsection (i) shall not have been discontinued or stayed within sixty (60) days;

      i.    any Seller or any of its Subsidiaries or Affiliates shall default under, or fail to perform as requested under, or shall otherwise breach the material terms of, in each case beyond any applicable cure period, any instrument, agreement or contract relating to Indebtedness in excess of
$10,000,000 and such default, failure or breach shall entitle any counterparty to declare such Indebtedness to be due and payable prior to the maturity thereof;

      j.    in the reasonable good faith judgment of Buyer any Material Adverse
Change shall have occurred with respect to any Seller or any of its Subsidiaries or Affiliates taken as a whole;

      k.    any Seller shall admit in writing its inability to, or intention not to, perform any of its material Obligations;

      l.    except as expressly permitted in this Agreement, any Seller dissolves, merges or consolidates with another entity, or sells, transfers, or otherwise disposes of a material portion of any Seller's business or assets unless Buyer's written consent is given;

      m.    this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any material portion of the Purchased Assets;

                                     - 36 -

      n.    any Seller's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of any Seller as a "going concern" or a reference of similar import;

      o.    a Change in Control of any Seller shall have occurred which has not been approved by Buyer or either (i) Doug Nadius ceases to be at least chief executive officer of Holdings or (ii) Glenn Mouridy ceases to be at either president or chief financial officer of Holdings;

      p.    Holdings or any Seller shall fail to satisfy any of its financial covenants set forth in Section 13(g);

      q.    Any amendment or modification is made to the Underwriting Guidelines which has not been notified to Buyer in accordance with Section 13 (u);

      r.    Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of any Seller and such reasonable information and/or responses shall not have been provided within five (5) Business Days of such request;

      s.    If any Seller admits its inability or Buyer reasonably believes that any Seller is unable to perform fully when such performance will become due any obligation on Sellers' part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Buyer have any right, title or interest therein);

      t.    A material event of default on the part of the Servicer under the
Servicing Agreement shall have occurred and shall be continuing (a "Servicer
Event of Default"), provided that (i) such Servicer Event of Default shall have a material adverse effect upon the collectibility, enforceability, value, payment or performance of the Purchased Assets taken as a whole (a "Material
Adverse Servicer Event of Default"), and (ii) Sellers have failed to either repurchase the affected Purchased Assets at the Repurchase Price or transfer servicing of the affected Purchased Assets to a successor servicer reasonably acceptable to the Buyer within sixty (60) days of either (1) its receipt of written notice from the Buyer of a Material Adverse Servicer Event of Default or
(2) the date upon which either Seller first became aware of such Material
Adverse Servicer Event of Default;

19.   REMEDIES

      Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(e) or (f) hereof), shall have any or all of the following rights and remedies, which may be exercised by Buyer:

      a.    The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur (except that, if the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such
Transaction shall be deemed immediately canceled).

                                     - 37 -

      b.    Sellers' obligations hereunder to repurchase all Purchased Assets at the Repurchase Price, together with Breakage Costs, if any, therefor on the
Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by the Sellers hereunder; the Sellers shall immediately deliver to
Buyer or its designee or cause to be delivered to Buyer or its designee, any and all original documents, records and files relating to the Purchased Assets subject to such Transaction then in any Sellers' possession and/or control; and
all right, title and interest in and entitlement to such Purchased Assets and
Servicing Rights thereon shall be deemed transferred to Buyer or its designee.

      Buyer may (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(b)
without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased
Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Sellers credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder.
Sellers shall remain liable to the Buyer for any amounts that remain owing to
Buyer following a sale or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an
Event of Default; second to Breakage Costs, costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; and fourth to all other Obligations.

      The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased
Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased
Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any
Purchased Asset and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all
Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each
Transaction has been entered into in consideration of the other Transactions.

      In addition to its rights hereunder, Buyer shall have the right to proceed against any of Sellers' assets which may be in the possession of Buyer, any of
Buyer's Affiliates or its designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets and Additional Purchased
Assets, any other collateral or its proceeds and all other sums or obligations owed by Buyer to Seller hereunder against all of Sellers' Obligations to Buyer, whether under this Agreement, under a Transaction,

                                     - 38 -

or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to Buyer's right to recover any deficiency.

      Buyer shall have the right to obtain physical possession of the Records and all other files of Sellers relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come into the possession of Sellers or any third party acting for Sellers and Sellers shall deliver to Buyer such assignments as Buyer shall request.

      Buyer may direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Buyer determines appropriate.

      Sellers shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and Breakage Costs and all costs and expenses incurred within 30 days of the Event of Default in connection with hedging or covering transactions related to the Purchased
Assets.

      Each Seller shall cause all sums received by it with respect to the
Purchased Assets to be deposited with Custodian (or such other Person as Buyer may direct) after receipt thereof.

      Buyer shall without regard to the adequacy of the security for the
Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets or any portion thereof, collect the payments due with respect to the Purchased Assets or any portion thereof, and do anything that Buyer is authorized hereunder to do. Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

      Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Sellers hereby expressly waive, to the extent permitted by law, any right Sellers might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waive, to the extent permitted by law, any defense Sellers might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased
Assets or from any other election of remedies. Sellers recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

      In addition to all the rights and remedies specifically provided herein,
Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute including, without limitation, all rights and remedies available to a purchaser/secured party under the Uniform Commercial Code.

      Upon the occurrence of an Event of Default, Buyer shall have, except as otherwise expressly provided in this Agreement, the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Sellers.

      Sellers hereby authorize Buyer, at Sellers' expense, to file such financing statement or statements relating to the Purchased Assets without
Seller's signature thereon as Buyer at its option may deem appropriate, and appoints Buyer as Sellers' attorney-in-fact to execute any such

                                     - 39 -

financing statement or statements in Sellers' name and to perform all other acts which Buyer deems appropriate to perfect and continue the lien and security interest granted hereby and to protect, preserve and realize upon the Purchased
Assets, including, but not limited to, the right to endorse notes, complete blanks in documents and execute assignments on behalf of each Seller as its attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without Buyer's consent.

20.   DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

      No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or farther exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document.
Buyer may exercise at any time after the occurrence of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21.   USE OF EMPLOYEE PLAN ASSETS

      No assets of an employee benefit plan subject to any provision of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA") shall be used by any party hereto in a Transaction.

22.   COSTS; INDEMNITY

      a.    Sellers agree to pay on demand (i) all reasonable out-of-pocket costs and expenses of Buyer in connection with the preparation, execution, delivery, modification and amendment of the Program Documents (including, without limitation, (A) all collateral review and UCC search and filing fees and expenses and (B) the reasonable fees and expenses of counsel for Buyer with respect to advising Buyer as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this
Agreement, with respect to negotiations with Sellers or with other creditors of
Sellers or any of their Subsidiaries arising out of any Default or any events or circumstances that may arise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of Buyer in connection with the enforcement of this Agreement (including any waivers), whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for Buyer) whether or not the transactions contemplated hereby are consummated.

      b.    Sellers agree to indemnify and hold harmless Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same is incurred) any

                                     - 40 -

and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and allocated costs of internal counsel) that may be incurred by or asserted or awarded against any
Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program
Documents and all other documents related thereto, any breach of a representation or warranty of Sellers or any of their officers in this Agreement or any other Program Document, and all actions taken pursuant thereto) (i) the
Transactions, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition, (ii) the actual or alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property, or (iii) the actual or alleged violation of any federal, state, municipal or local predatory lending laws except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or is the result of a claim made by Sellers against the Indemnified Party, and
Sellers are ultimately the successful party in any resulting litigation or arbitration. Sellers also agree not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the
Program Documents, the actual or proposed use of the proceeds of the
Transactions, this Agreement or any of the transactions contemplated thereby.
THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES,
WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL
MISCONDUCT) OF THE INDEMNIFIED PARTIES.

      c.    Without limitation on the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by any Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the
Repurchase Date pursuant to Section 19 or for any other reason, such Seller shall, except as otherwise provided in Sections 15(c) and 24, upon demand by
Buyer, pay to Buyer any Breakage Costs incurred as of a result of such payment.

      d.    If Sellers fail to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Sellers by Buyer, in its sole discretion.

      e.    Without prejudice to the survival of any other agreement of Sellers hereunder, the easements and obligations of Sellers contained in this Section shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

23.   WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

      Sellers hereby expressly waive, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Assets as a result of restrictions upon Buyer or
Custodian contained in the Program Documents or any other

                                     - 41 -

instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Assets shall be disposed of in the event of any disposition pursuant hereto.

24.   REIMBURSEMENT

      All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Sellers' obligation.
Sellers agree to pay, with interest at the Default Rate to the extent that an
Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by Buyer and/or Custodian in connection with the preparation, enforcement (including any waivers), administration and amendments of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or
Custodian pursuant thereto, any "due diligence" or loan agent reviews conducted by Buyer or on its behalf or any refinancing or restructuring in the nature of a
"workout". If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii)
the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Sellers agree to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs. Notwithstanding any other provisions in this Agreement, in the event of any such change in the eurocurrency reserve requirement or the interpretation of any law, regulation or any guideline or request from any central bank or other
Governmental Authority, Sellers will have the right to terminate all
Transactions then outstanding as of a date selected by Sellers, which date shall be prior to the applicable Repurchase Date and which date shall thereafter for all purposes hereof, be deemed to be the Repurchase Date. In addition, Buyer shall promptly notify Sellers if any events in clause (i) or (ii) of this
Section 24 occur.

25.   FURTHER ASSURANCES

      Sellers agree to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement, to perfect the interests of Buyer in the Purchased Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

26.   JOINT AND SEVERAL LIABILITY

      The Sellers hereby acknowledge and agree that they are jointly and severally liable to the Buyer for all representations, warranties, covenants, obligations and liabilities of each of the Sellers hereunder. The Sellers hereby further acknowledge and agree that (a) any Default, Event of Default or breach of a representation, warranty or covenant by any Seller under this Agreement is hereby considered a Default, Event of Default or breach by each Seller, and (b)
the Buyer shall have no obligation to proceed against one Seller before proceeding against the other Seller. The Sellers hereby waive any defense to their obligations under this Agreement, based

                                     - 42 -

upon or arising out of the disability or other defense or cessation of liability of one Seller versus the other or of any other Person, and (c) waive any right of subrogation or ability to proceed against any Person. A Seller's subrogation claim arising from payments to Buyer shall constitute a capital investment in another Seller (1) subordinated to any claims of Buyer, and (2) equal to a ratable share of the equity interests in such Seller.

27.   ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION

      This Agreement supersedes and integrates all previous negotiations, contracts, term sheets, agreements and understandings between the parties relating to a sale and repurchase of Purchased Assets and Additional Purchased
Assets thereto, and it, together with the other Program Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

28.   TERMINATION

      This Agreement shall remain in effect until the earlier of (i) the date which is 364 days after the Effective Date, or (ii) at Buyer's option upon the occurrence of an Event of Default (such date, the "Termination Date"). However, no such termination shall affect the related Sellers' outstanding obligations to
Buyer at the time of such termination. Each Seller's obligations to indemnify
Buyer pursuant to this Agreement and the other Program Documents shall survive the termination hereof. If a Seller requests an extension of the Termination
Date with respect to (i) above and Buyer fails to respond to such request, such failure shall be deemed a rejection of such request.

29.   ASSIGNMENT

      (a)   The Program Documents are not assignable by the Sellers. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents; provided, however, Buyer shall maintain, for review by Sellers upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee
("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii)
another Person approved by Sellers (such approval not to be unreasonably withheld, delayed or conditioned) which assumes the obligations of Buyer, be released from its obligations hereunder accruing thereafter and under the
Program Documents. Unless otherwise stated in the Assignment and Acceptance,
Sellers shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Sellers. Notwithstanding any assignment by Buyer pursuant to this Section 29, Buyer shall remain liable as to the Transactions.

                                     - 43 -

      (b)   The Buyer may, in accordance with applicable law, at any time sell to one or more entities ("Participants") participating interests in any
Transaction, its right to purchase Loans, or any other interest of the Buyer hereunder and under the other Program Documents. In the event of any such sale by the Buyer of participating interests to a Participant, the Buyer's obligations under this Agreement to the Sellers shall remain unchanged, the
Buyer shall remain solely responsible for the performance thereof, the Buyer shall remain the owner of the Purchased Assets for all purposes under this
Agreement and the other Program Documents, and the Sellers shall continue to deal solely and directly with the Buyer in connection with the Buyer's rights and obligations under this Agreement and the other Program Documents. The
Sellers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Buyer under this Agreement; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Buyer the proceeds thereof. The Buyer also agrees that each Participant shall be entitled to the benefits of Section
22 with respect to its participation; provided, that the Buyer and all
Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Buyer would have been entitled to receive had no such transfer occurred.

      (c)   The Buyer may furnish any information concerning the Sellers or any of their Subsidiaries in the possession of Buyer from time to time to assignees and Participants (including prospective assignees and Participants) only after notifying the Sellers in writing and securing signed confidentiality statements and only for the sole purpose of evaluating participations and for no other purpose.

      (d)   The Sellers agree to cooperate with the Buyer in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Program Documents in order to give effect to such assignment and/or participation. The Sellers further agree to furnish to any Participant identified by the Buyer to the Sellers copies of all reports and certificates to be delivered by the Sellers to the
Buyer hereunder, as and when delivered to the Buyer.

30.   AMENDMENTS, ETC.

      No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by each Seller and Buyer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

31.   SEVERABILITY

      If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

                                     - 44 -

32.   BINDING EFFECT; GOVERNING LAW

      This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that no
Seller may assign or transfer any of their respective rights or obligations under this Agreement or any other Program Document without the prior written consent of the Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND
GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT OF SECTION 5-1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW).

33.   CONSENT TO JURISDICTION

      SELLERS HEREBY WAIVE TRIAL BY JURY. SELLERS HEREBY IRREVOCABLY CONSENT TO
THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE
UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT
OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. SELLERS
HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION SELLERS MAY HAVE TO, NON-EXCLUSIVE
PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE
UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT
TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

34.   SINGLE AGREEMENT

      Each Seller and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.
Accordingly, each Seller and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfer in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

35.   INTENT

      Sellers and Buyer recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United
States Code, as amended ("USC") and a "securities contract" as that term is defined in Section 741 of Title 11 of the USC.

      It is understood that Buyer's right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder, accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to
Section 19 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Sections 555 and 559 of Title 11 of the USC.

                                     - 45 -

36.   NOTICES AND OTHER COMMUNICATIONS

      Except as provided herein, any notice required or permitted by this
Agreement shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to Holdings:

            MortgageIT Holdings, Inc.
            33 Maiden Lane
            6th Floor
            New York, New York  10038
            Attention:   Michael Zigrossi
            Telephone:   (212) 651-7774
            Facsimile:   (212) 651-4674

if to MIT:

            MortgageIT, Inc.
            33 Maiden Lane
            6th Floor
            New York, New York  10038
            Attention:   Michael Zigrossi
            Telephone:   (212) 651-7774
            Facsimile:   (212) 651-4674

if to MHL:

            MHL Funding Corp.
            33 Maiden Lane
            6th Floor
            New York, New York  10038
            Attention:   Michael Zigrossi
            Telephone:   (212) 651-7774
            Facsimile:   (212) 651-4674

                                     - 46 -

if to Buyer or Agent:

            Bank of America, N.A.
            214 North Tryon Street
            NC1-027-19-01
            Charlotte, North Carolina 28255
            Attention: Christopher Young
            Telephone: (704) 388-8403
            Facsimile: (704) 388-9169
            Email: Christopher.g.young@bankofamerica.com

      and, with respect to Transaction Notices, a copy to:

            Bank of America, N.A.
            214 North Tryon Street
            NC1-027-19-01
            Charlotte, North Carolina 28255
            Attention: Cameron Buchanan
            Telephone: (704) 386-3614
            Facsimile: (704) 683-9235
            Email: rmbs@bankofamerica.com

as such address or number may be changed by like notice.

      A notice sent to one Seller shall be deemed to be sent to the other
Seller. Furthermore, the Buyer is not responsible and shall have no liability with respect to the allocation of funds between the Sellers. In the event that the Buyer pays the incorrect Seller with respect to a Transaction, such Seller
(and not the Buyer) shall be liable to the other Seller for any funds not dispersed to the other Seller provided such funds have not been returned to the
Buyer.

37.   CONFIDENTIALITY

      This Agreement and its terms, provisions, supplements and amendments, and transactions and notices hereunder, are proprietary to Buyer and Agent and shall be held by each Seller (and each Seller shall cause Servicer to hold it) in strict confidence and shall not be disclosed to any third party without the consent of the Buyer except for (i) disclosure to a Seller's direct and indirect parent companies, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality or
(ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) with prior written notice to Buyer, to any approved Hedge Counterparty to the extent necessary to obtain any Hedge Instrument hereunder or (iv) with prior written notice to Buyer, any required Securities and Exchange Commission or state securities' law disclosures or filings, which shall not include the Pricing Side
Letter unless otherwise agreed by Buyer in writing.

                                     - 47 -

38.   SET-OFF

      In addition to any rights and remedies of the Buyer provided by this
Agreement and by law, the Buyer shall have the right, without prior notice to any Seller, any such notice being expressly waived by such Seller to the extent permitted by applicable law, upon any amount becoming due and payable by any
Seller hereunder (whether at the stated maturity, by acceleration or otherwise)
to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Sellers or any of their Affiliates. The
Buyer may set-off cash, the proceeds of the liquidation of any Purchased Items and all other sums or obligations owed by the Buyer or its Affiliates to Sellers or their Affiliates against all of Sellers' and their Affiliates' obligations to the Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between any Seller or any Affiliate of such
Seller and any Affiliate of the Buyer, or otherwise, whether or not such obligations are then due, without prejudice to the Buyer's or its Affiliate's right to recover any deficiency. The Buyer agrees promptly to notify the Sellers after any such set-off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

39.   COUNTERPARTS

      This Agreement and each other Program Document may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

40.   DUE DILIGENCE

      Upon reasonable advance notice and during regular business hours, Sellers agree to promptly provide, and to cause Servicer to provide, Buyer and its agents with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems)
relating to its financial condition, the performance of its obligations under the Program Documents, the documents contained in the Servicing File or the
Purchased Assets in the possession, or under the control, of Sellers or
Servicer. In addition, upon reasonable advance notice and during regular business hours, Buyers have the right to perform continuing due diligence reviews of (x) Sellers, Servicer and their respective directors, officers and employees, including, without limitation, their respective financial condition and performance of their obligations under the Program Documents, and (y) the
Servicing File and the Purchased Assets. Sellers shall also make available to
Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Assets. Without limiting the generality of the foregoing, Sellers acknowledge that Buyer shall enter into transactions with Sellers based solely upon the information provided by Sellers to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, including, without limitation, ordering new credit reports, new appraisals on the related
Mortgaged

                                     - 48 -

Properties and otherwise re-generating the information used to originate such
Purchased Assets. Sellers shall pay Buyers' out-of-pocket costs and expenses incurred by Buyer in connection with any due diligence hereunder which shall not exceed $20,000 per annum.

41.   UNCOMMITTED FACILITY

      This facility is an uncommitted facility and the Buyer is under no obligation to enter into any Transaction.

                            [Signature Page Follows]

                                     - 49 -

            IN WITNESS WHEREOF, Sellers and Buyer have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.

                                  MORTGAGEIT HOLDINGS, INC.,
                                  as Seller, jointly and severally

                                  By: /s/ Glenn J. Mouridy
                                      --------------------
                                  Name: Glenn J. Mouridy
                                        ----------------
                                  Title: President and Chief Financial Officer
                                         -------------------------------------

                                  MORTGAGEIT INC.,
                                  as Seller, jointly and severally
                                  By: /s/ Robert A. Gula
                                      ------------------
                                  Name: Robert A. Gula
                                        --------------
                                  Title: Chief Financial Officer
                                         -----------------------

                                  MHL FUNDING CORP.,
                                  as Seller, jointly and severally

                                  By: /s/ Donald Epstein
                                      ------------------
                                  Name: Donald Epstein
                                        --------------
                                  Title: Treasurer
                                         ---------

                                  BANK OF AMERICA, N.A.,
                                  as Buyer and Agent, as applicable

                                  By: /s/ Christopher G. Young
                                      ------------------------
                                  Name: Christopher G. Young
                                        --------------------
                                  Title: Vice President
                                         --------------

                                     - 51 -

                                     ANNEX I

                              BUYER ACTING AS AGENT

      This Annex I forms a part of the Master Repurchase Agreement dated as of
May 25, 2006 (the "Agreement") between Bank of America, N.A., MortgageIT
Holdings, Inc., MortgageIT, Inc. and MHL Funding Corp. This Annex I sets forth the terms and conditions governing all transactions in which a party selling assets or buying assets, as the case may be ("Agent"), in a Transaction is acting as agent for one or more third parties (each, a "Principal"). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.    Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction:
      Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the
      Transactions contemplated by the Agreement and to perform the obligations of Buyer, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.    Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific
      Principal or Principals for whom it is acting in connection with such
      Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to
      Agent any Purchased Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Assets, as the case may be, previously transferred to Agent in connection with such
      Transaction; provided, however, that (A) the other party shall promptly
      (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party and such party shall remain entitled to any
      Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent's Principals such information regarding the financial status of such Principals as the other party may reasonably request.

                                   Annex I - 1

3.    Limitation of Agent's Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any
      Transaction and Agent otherwise complies with the provisions of this Annex
      I, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that
      Agent shall remain liable for performance pursuant to Section 10 of the
      Agreement, and (b) the other party's remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.    Multiple Principals.

      (a)   In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such
            Transactions as if they were transactions by a single Principal.
            Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.

      (b)   In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in
            Section 2(b) of this Annex I, notice specifying the portion of each
            Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii)
            the margin maintenance obligations of Sellers under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a
            Principal-by-Principal basis); and (iv) Buyer's remedies under the
            Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

      (c)   In the event that Agent and the other party elect to treat
            Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under
            Section 2(b) of this Annex I need only identify the names of its
            Principals but not the portion of each Transaction allocable to each
            Principal's account; (ii) the margin maintenance obligations of
            Sellers under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer's remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Buyer.

                                   Annex I - 2

      (d)   Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any
            Transactions by Agent on behalf of an employee benefit plan under
            ERISA shall be treated as Transactions on behalf of separate
            Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

5.    Interpretation of Terms. All references to "Buyer" in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent's liability in Section 3 of this
      Annex I), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a
      "Buyer" directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent's Principal or Principals
      have designated Agent as their sole agent for performance of Buyer's obligations to Sellers, and for receipt of performance by Sellers of their obligations to Buyer, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each
      Principal in connection with transfers of Securities, cash or other property and as agent for giving and receiving all notices under the
      Agreement). Both Agent and its Principal or Principals shall be deemed
      "parties" to the Agreement and all references to a "party" or "either party" in the Agreement shall be deemed revised accordingly.

                                   Annex I - 3

                                   EXHIBIT A-1

                              MONTHLY CERTIFICATION

      I, _________________________________________ the ______________________ of
[MortgageIT Holdings, Inc./MortgageIT, Inc./MHL Funding Corp.] (the "Company"),
do hereby certify that:

            (i)   the Company is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of May 25, 2006 (the
                  "Repurchase Agreement"), by and among Bank of America, N.A.,
                  MortgageIT Holdings, Inc., MortgageIT, Inc. and MHL Funding
                  Corp;

            (ii)  there have not been any amendments or modifications to the
                  Underwriting Guidelines that have not been notified to the
                  Buyer;

            (iii) all additional amendments and modifications to the
                  Underwriting Guidelines since the date of the most recent
                  disclosure to the Buyer of any modification to the
                  Underwriting Guidelines are set forth on the "grid-line"
                  delivered in connection herewith;

            (iv)  the [consolidated (MHL only)] Adjusted Tangible Net Worth of the company is not less than $[10,000,000 (MIT)][250,000
                  (MHL)];

            (v)   Schedule 1 hereto sets out a true and correct list of all
                  Loans purchased by Buyer and held by Custodian pending
                  repurchase; and

            (vi)  Schedule 2 hereto sets out a true and correct list of all
                  Indebtedness (other than Indebtedness created pursuant to the
                  Repurchase Agreement) of the Company existing on the date
                  hereof.

      Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

                                    A - 1 - 1

      IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company.

Date:________________, 200__

                                      ___________________________________
                                      Name:
                                      Title:

[SEAL]

      I, ________________________, ___________________ of the Company, do hereby certify that _____________________ is the duly elected or appointed, qualified and acting _____________of the Company, and the signature set forth above is the genuine signature of such officer on the date hereof.

                                      ___________________________________
                                      Name:
                                      Title:

                                    A - 1 - 2

                       SCHEDULE 1 TO MONTHLY CERTIFICATION

                                      LOANS

                                    A - 1 - 3

                       SCHEDULE 2 TO MONTHLY CERTIFICATION

                                  INDEBTEDNESS

                                    A - 1 - 4

                                   EXHIBIT A-2

                             QUARTERLY CERTIFICATION

      I, ________________________________________ the _______________________ of
MortgageIT Holdings, Inc. (the "Company"), do hereby certify that:

            (i)   the Company is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of May 25, 2006 (the
                  "Repurchase Agreement"), by and among Bank of America, N.A.,
                  MortgageIT Holdings, Inc., MortgageIT Inc. and MHL Funding
                  Corp;

            (ii)  the Company's consolidated Adjusted Tangible Net Worth is not less than $250,000,000;

            (iii) the Company's consolidated Leverage Ratio is not greater than
                  12:1;

            (iv)  the Company has Liquidity on a consolidated basis of at least
                  $20,000,000; and

            (v)   the Company's consolidated Net Income for the previous
                  calendar quarter was at least $1.00.

      Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

                                    A - 2 - 1

      IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company.

Date:________________, 200__

                                      ___________________________________
                                      Name:
                                      Title:

[SEAL]

      I, ________________________, ___________________ of the Company, do hereby certify that _____________________ is the duly elected or appointed, qualified and acting _____________of the Company, and the signature set forth above is the genuine signature of such officer on the date hereof.

                                      ___________________________________
                                      Name:
                                      Title:

                                    A - 2 - 2

                                    EXHIBIT B

                                WIRE INSTRUCTIONS

Bank of America, NA
Acct: CORP CREDIT SERVICES
ABA: 111000012
Account #: 1292000883
Ref: REPO- MortgageIT
Attn: Ngozi Ebete

                                      B - 1

                                    EXHIBIT C

                                    LOAN DATA

Daily Funding                              MTM Data Type
Required Fields                            Required Fields
--------------------------------------------------------------------------------
1st Int Rate Adj Date                      # of Bedroom
Amortization Term                          1st Int Rate Adj Date
Appraisal Type                             1st P&I Adj Date
Appraisal Value                            1st Time Home Buyer?
Borr.FICO                                  Amortization Term
Borr.First Name                            Appraisal Type
Borr.Last Name                             Appraisal Value
Cashout?                                   Assumable?
CLTV                                       AUS
Coborr.FICO                                Bankruptcy?
Coborr.First Name                          Borr. Front Ratio
Coborr.Last Name                           Borr.DTI
Current Loan Balance                       Borr.Ethnicity
Current note rate                          Borr.FICO
First Payment Due Date                     Borr.First Name
Index Type                                 Borr.Gender
Initial Rate Cap                           Borr.Initial
Int Rate Change Period                     Borr.Last Name
IO Flag & IO Term                          Borr.Race
Lien Position                              Borr.Self Empl?
Loan Amount                                Borr.SSN
Loan Cut-off Date / Tape Date              Borr.Suffix
Loan Number                                Borrower B-day
Lookback Period                            Borrower Mo.Income
LTV                                        Broker/Branch Type
Margin                                     Buydown?
Margin                                     Cashout?
Maturity Date                              CLTV
MI %                                       Coborr. Front Ratio
MI Cert#                                   Coborr.DTI
MI Company                                 Coborr.Ethnicity
Monthly P&I Pmt.                           Coborr.FICO
Next Due Date                              Coborr.First Name
Next Int Rate Adj Date                     Coborr.Gender
Next P&I Adj Date                          Coborr.Initial
Note Origination Date                      Coborr.Last Name
P&I Change Period                          Coborr.Race
Periodic Rate Cap                          Coborr.SSN
Prepayment Penalty Term                    Coborrower Mo.Income

                                      C - 1

Prepayment Penalty%                        Corrower B-day
Prepayment Penalty?                        Credit Grade
Prime Rate                                 Current Loan Balance
Principal Balance                          Current note rate
Program Type                               Date Funded
Property Address                           Date Locked
Property City                              Date Of Bankruptcy
Property County                            Date Of Forclosure
Property State                             Doc Description
Property Zip Code                          Doc Type
Rounding Factor                            Docs Returned
Rounding Method                            Eligible Rents
Silent Seconds                             Equity/Construct Amt
Term                                       First Payment Due Date
Total Monthly Pmt.                         Foreign National?
Total Payment                              Impounds?
                                           Index Type
                                           Initial Rate Cap
                                           Initial Rate Floor
                                           Int Rate Change Period
                                           IO Flag & IO Term
                                           Legal Package Sent
                                           Lien Position
                                           Life cap
                                           Life Ceiling
                                           Life Floor
                                           Loan Amount
                                           Loan Cut-off Date / Tape Date
                                           Loan Number
                                           Loan Purpose
                                           Loan Type
                                           Lookback Period
                                           LTV
                                           Mailing Address
                                           Margin
                                           Maturity Date
                                           Max.Neg.Amortization
                                           MERS MIN#
                                           MI %
                                           MI Cert#
                                           MI Company
                                           Monthly P&I Pmt.
                                           Montly Debt Exp.
                                           Montly Housing Exp.
                                           Negative Amortization

                                      C - 2

                                           Next Due Date
                                           Next Int Rate Adj Date
                                           Next P&I Adj Date
                                           Note Origination Date
                                           Number of Units
                                           Office
                                           Open Bankruptcy?
                                           Orig.Note Rate
                                           Owner Occupied
                                           P&I Change Period
                                           Periodic Rate Cap
                                           Periodic Rate Floor
                                           Prepayment Penalty Term
                                           Prepayment Penalty%
                                           Prepayment Penalty?
                                           Prime Rate
                                           Principal Balance
                                           Prior Bankruptcy?
                                           Prior Forclosure?
                                           Program Code
                                           Program Type
                                           Property Address
                                           Property City
                                           Property County
                                           Property State
                                           Property Type
                                           Property Zip Code
                                           Purchase Price
                                           Rounding Factor
                                           Rounding Method
                                           Section 32?
                                           Serv.Fee
                                           Servicer
                                           Shipping Received
                                           Silent Seconds
                                           Submitted Grade
                                           Subordinate Amt
                                           T&I Constant
                                           Term
                                           Total Monthly Pmt.
                                           Total Payment
                                           Transfer Date
                                           Warehouse Lender Name
                                           Year Built

                                      C - 3

                                    EXHIBIT D

                               APPROVED PURCHASERS

Bank of America
Bear Stearns
Chase Manhattan Mortgage Corp (CMMC)
Chase Home Finance
CitiMortgage, Inc.
Citigroup
Credit Suisse First Boston LLC
Countrywide Home Loans (CHL)
Countrywide Securities Corp.
Deutsche Bank Securities Inc.
DB Structured Products, Inc.
Deutsche Bank
EMC Mortgage Corporation (Bear Stearns)
Franklin Credit Management Corp.
GMAC Mortgage Corp
Goldman Sachs Mortgage Company
Greenpoint Mortgage
Greenwich Capital Financial Products, Inc.
IndyMac Bank, FSB
JPMorgan Chase Bank
Lehman Brothers, Inc.
Merrill Lynch Credit Corp. (MLCC)
Morgan Stanley Mortgage Capital Inc.
National City Mortgage Co.
Nomura Credit & Capital, Inc.
Residential Funding Corporation (GMAC-RFC)
The Winter Group
Truman Capital Advisors
UBS Warburg Real Estate Securities Inc.
Wachovia Bank
Washington Mutual Mortgage Securities Corp.
Washington Mutual Bank, FA
Wells Fargo Funding, Inc.
Wells Fargo Home Mortgage

                                      D - 1

                                    EXHIBIT E

              REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS

      The Sellers represent and warrant to the Buyer that, with respect to each
Loan sold in a Transaction hereunder, as of the related Purchase Date and the related Repurchase Date and on each date that the Loans are subject to a
Transaction:

      (a)   Loans as Described. The information set forth in the Loan Schedule with respect to the Loan is complete, true and correct.

      (b)   Payments Current. Other than Fifty-Nine Day Delinquent Loans which are subject to the sub-limits set forth in the Pricing Side Letter (i) all payments required to be made up to the related Purchase Date for the Loan under the terms of the Note have been made and credited and (ii) no payment required under the Loan has been thirty (30) days or more delinquent since origination of such Loan.

      (c)   No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. No Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Borrower, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the proceeds of the Loan, whichever is more recent, to the day which precedes by one month the due date of the first installment of principal and interest thereunder.

      (d)   Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Loan Schedule. No Borrower in respect of the Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Loan File delivered to the
Custodian and the terms of which are reflected in the Loan Schedule. Except with respect to MERS Designated Mortgage Loans, neither the Note nor the Mortgage have any marks or notations indicating that they are currently pledged, assigned or otherwise conveyed to any Person other than Buyer.

      (e)   No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render

                                      E - 1

either the Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Borrower in respect of the Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Loan was originated.

      (f)   Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac, and such other hazards as are customary in the area where the
Mortgaged Property is located, and to the extent required by the Sellers as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the
Mortgaged Property, (ii) either (A) the outstanding principal balance of the
Loan with respect to each First Lien Loan (plus, if the Loan is an Option ARM
Loan which provides for Negative Amortization or a Negative Amortization Loan,
the maximum amount of Negative Amortization permitted by the Note) or (B) with respect to each Second Lien Loan, the sum of the outstanding principal balance of the First Lien Loan and the outstanding principal balance of the Second Lien
Loan (plus, if the Loan is an Option ARM Loan which provides for Negative
Amortization or a Negative Amortization Loan, the maximum amount of Negative
Amortization permitted by the Note), (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the
Mortgaged Property is in an area identified in the Federal Register by the
Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the current guidelines of the Federal Insurance
Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Loan, (2) the full insurable value of the Mortgaged
Property, and (3) the maximum amount of insurance available under the Flood
Disaster Protection Act of 1973, as amended. All such insurance policies
(collectively, the "hazard insurance policy") contain a standard mortgagee clause naming Holdings, its successors and assigns (including without limitation, subsequent owners of the Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Sellers. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Borrower to maintain all such insurance and, at such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower. Where required by state law or regulation, the Borrower has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. No Seller has engaged in, and has no knowledge of the Borrower's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful

                                      E - 2

fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Sellers.

      (g)   Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection
(including Uniform Consumer Credit Code Laws), fair credit reporting, unfair collection practices, equal credit opportunity, all applicable high cost lending laws, all applicable predatory and abusive lending laws or disclosure laws applicable to the solicitation, origination, servicing and collection of the
Loan or otherwise applicable to the Loan have been complied with, the Borrower received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Loan, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Sellers shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Buyer, and shall deliver to the Buyer, upon two Business Days' request, evidence of compliance with all such requirements.

      (h)   No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged
Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Sellers have not waived the performance by the Borrower of any action, if the Borrower's failure to perform such action would cause the Loan to be in default, nor have the Sellers waived any default resulting from any action or inaction by the Borrower.

      (i)   Location and Type of Mortgaged Property. The Mortgaged Property is
located in the state identified in the Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two or more family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and
Freddie Mac requirements regarding such dwellings, that a de minimus percentage of the Loans may be Co-op Loans and that no residence or dwelling is a mobile home, a manufactured dwelling or a cooperative dwelling. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and, to the Sellers'
knowledge, since the date of such appraisal, no portion of the Mortgaged
Property has been used for commercial purposes. No Loan finances builder inventory.

      (j)   Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each Loan (including any Negative Amortization which may arise thereunder) which is indicated by the Seller to be a first lien (as reflected on the Loan
Schedule), or (B) second lien and second priority security interest with respect to each Loan (including any Negative Amortization which may arise thereunder)which is indicated by the Seller to be a second lien (as reflected on the Loan Schedule), in either case, on the real property included in the
Mortgaged Property, including all buildings on the Mortgaged

                                      E - 3

Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage (other than a Co-op Loan) is subject only to:

                  (1)   the lien of current real property taxes and assessments
      not yet due and payable;

                  (2)   covenants, conditions and restrictions, rights of way,
      easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the title insurance policy delivered to the originator of the Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                  (3)   other matters to which like properties are commonly
      subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged
      Property;

                  (4)   in the case of a Mortgaged Property that is a
      condominium or an individual unit in a planned unit development, liens for common charges permitted by statute; and

                  (5)   with respect to each Loan which is indicated by the
      Seller to be a second lien Loan (as reflected on the Loan Schedule) a first lien on the Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Loan (as reflected on the Loan Schedule), or (B)
second lien and second priority security interest with respect to each Second
Lien Loan (as reflected on the Loan Schedule), in either case, on the property described therein and the Seller has full right to pledge and assign the same to the Buyer. The Mortgaged Property was not, as of the date of origination of the
Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

      With respect to each Co-op Loan, each Assignment of Proprietary Lease creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note and with respect to Co-op Loans, the Proprietary Lease and the Co-op Shares subject only to (a) the lien of the related Co-op Corporation for unpaid assessments representing the obligor's pro rata share of the Co-op Corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the

                                      E - 4

Assignment of Proprietary Lease; provided, however, that the appurtenant
Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Co-op Project.

      (k)   Cooperative Loans. With respect to each Co-op Loan, each original
UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Co-op Shares and Proprietary
Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Co-op Loan and delivered to the
Seller or its designee establishes in the Seller a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Seller has full right to sell and assign the same.

      (l)   Validity of Mortgage Documents. The Note and the Mortgage and any
other agreement executed and delivered by a Borrower or guarantor, if applicable, in connection with a Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and any other such related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any such agreement, and the Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. The Borrower is a natural person who is a party to the Note and the Mortgage in an individual capacity and not in the capacity of a trustee or otherwise. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Loan has taken placed on the part of any Person, including, without limitation, the Borrower, any appraiser, any builder or developer, or any other party involved in the origination of the Loan or in the application of any insurance in relation to such Loan or in connection with the sale of such Loan to the Buyer, and there are no circumstances existing with respect to the Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy. The Sellers have reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

      (m)   Full Disbursement of Proceeds. The proceeds of the Loan have been fully disbursed and there is no further requirement for future advances thereunder (except with respect to a HELOC during the related Revolving Period), and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the
Loan and the recording of the Mortgage were paid, and the Borrower is not entitled to any refund of any amounts paid or due under the Note or Mortgage.
The Revolving Period under any HELOC is identified on the Loan Schedule and is accurate. No party other than the Buyer or Seller has any interest in any Draws that have been made under any HELOC.

      (n)   Ownership. The Sellers or MERS as nominee for the Sellers is the sole owner and holder of the Loan. In connection with such sale, such third party received reasonably equivalent value and fair consideration and, in accordance with GAAP and for federal income tax purposes, reported the sale of such Loan to the Sellers as a sale of its interests in such Loan. The Loan is not assigned or pledged, and the Sellers have good, indefeasible and marketable title thereto, and has full right to transfer, sell and assign the Loan to the
Buyer free and clear of any

                                      E - 5

encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Loan pursuant to this Agreement and following the pledge of each
Loan, the Buyer will hold such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

      (o)   Doing Business. All parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Mortgage Loan, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.

      (p)   LTV; PMI Policy. As of the date of origination of the Loan, the LTV and CLTV (if applicable) are as identified on the Loan Schedule. No First Lien
Loan had a loan-to-value ratio at origination in excess of 100% and no Second
Lien Loan has a Combined Loan-to-Value Ratio at origination in excess of 100%
unless in either case such Loan meets Fannie Mae, Freddie Mac or HUD Guidelines.
If a Loan had an original LTV of 80% or greater, the Loan is covered by a PMI
Policy. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The insurer under such PMI Policy is an insurer acceptable to Fannie
Mae or Freddie Mac. Any Loan subject to a PMI Policy obligates the Borrower thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. Any such premium is not payable from any portion of the
Mortgage Interest Rate. No Option ARM Loan or Negative Amortization Loan allows for Negative Amortization when combined with the original principal balance of the Option ARM Loan or Negative Amortization Loan, as applicable, would result in a CLTV in excess of 100%.

      (q)   Title Insurance. The Loan is covered by either (i) an ALTA Buyer's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac or (ii) where (i) is not commercially available, an attorney's opinion of title and abstract of title, the form and substance of which, and the use of such opinion in lieu of title insurance is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located and each such title insurance policy and attorney's opinion of title is issued by and constitutes the valid and binding obligation of a title insurer or attorney (as applicable) generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Holdings, its successors and assigns, as to the first or second priority lien of the Mortgage, as applicable, in the original principal amount of the Loan with respect to a
Loan other than a HELOC (including, if the Loan is an Option ARM Loan or
Negative Amortization Loan which provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) or the original
Credit Limit, with respect to a HELOC, subject only to the exceptions contained

                                      E - 6

in clauses (1), (2), (3) and, with respect to each Loan which is indicated by the Seller to be a second lien Loan (as reflected on the Loan Schedule) clause
(4) of paragraph (j) of this Exhibit E, and in the case of adjustable rate
Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment and with respect to a Loan including an Option ARM Loan which provides for Negative Amortization, the
Negative Amortization provisions of the Note. Where required by state law or regulation, the Borrower has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such Buyer's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Holdings, its successors and assigns, are the sole insureds of such Buyer's title insurance policy, and such Buyer's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such Buyer's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Sellers, have done, by act or omission, anything which would impair the coverage of such Buyer's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any of the
Sellers.

      (r)   No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no Seller nor its predecessors have waived any default, breach, violation or event of acceleration, except that the Sellers may have accepted late payments, and all taxes, governmental assessments, insurance premiums or water, sewer and municipal charges which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the
Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the related Seller has the right under the terms of the Mortgage Note, Assignment of
Proprietary Lease and Proprietary Lease to pay any maintenance charges or assessments owed by the Borrower. With respect to each Loan which is indicated
by the Sellers to be a Second Lien Loan (as reflected on the Loan Schedule) (i)
the first lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder has occurred, and either (A) the first lien mortgage contains a provision which allows or (B)
applicable law requires, the mortgagee under the Second Lien Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.

                                      E - 7

      (s)   No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting any
Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy.

      (t)   Location of Improvements: No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie
wholly within the boundaries and building restriction lines of the Mortgaged
Property, and no improvements on adjoining properties encroach upon the
Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy.
No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

      (u)   Origination: Payment Terms. The Loan was originated by the related
Seller in conjunction with a mortgagee approved by the Secretary of Housing and
Urban Development pursuant to Sections 203 and 211 of the National Housing Act,
a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Except for an Interest-Only Loan, or
HELOC, principal payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest
Rate is adjusted, with respect to adjustable rate Loans, on each Interest Rate
Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. Except for an
Interest-Only Loan, Option ARM Loan or HELOC, the Note is payable on the day set forth in the Note in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest
Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than 40 years from the date of origination. With respect to each Interest-Only Loan or Option ARM Loan, the interest-only period shall not exceed the period specified on the Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Loan. With respect to HELOCs, the related Borrower may request advances up to the Credit Limit within the first ten years following the date of origination; each HELOC will amortize within thirty (30) years from the date of origination. With respect to each Negative Amortization Loan or Option ARM Loan, the related Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative
Amortization) over the then remaining term of such Note and to pay interest at the related Mortgage Interest Rate and requires that such Option ARM Loan or
Negative Amortization Loan be fully amortized by the stated maturity date;
provided, however, that the Monthly Payment shall not increase to an amount that exceeds 110% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date. Unless otherwise specified on the description of pool characteristics attached in the Loan Schedule, the Loan is payable on the first day of each month.

                                       E-8

      (v)   Customary Provisions. The Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the
Mortgaged Property of the benefits of the security provided thereby, including,
(i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Borrower on a Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Borrower which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the
Mortgage.

      (w)   Conformance with Underwriting Guidelines and Agency Standards. The
Loan was underwritten in accordance with the applicable Underwriting Guidelines.
The Note and Mortgage are on Fannie Mae or Freddie Mac uniform instruments, or are on forms acceptable to Freddie Mac or Fannie Mae, (unless the Note and
Mortgage are with respect to non-standard programs for which Fannie Mae and
Freddie Mac do not have forms, in which case, they shall be on forms acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans) and the Sellers have not made any representations to a Borrower that are inconsistent with the mortgage instruments used.

      (x)   Occupancy of the Mortgaged Property. As of the Purchase Date the
Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No Seller has received written notification from any
Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. No Seller has received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as otherwise set forth in the Loan Schedule, the Borrower represented at the time of origination of the Loan that the Borrower would occupy the Mortgaged Property as the Borrower's primary residence.

      (y)   No Additional Collateral. The Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

      (z)   Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the
Mortgage, and no fees or expenses are or will become payable by the Custodian or the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Borrower.

                                       E-9

      (aa)  Delivery of Mortgage Documents. Except with respect to any Wet
Funded Loan, the Note, the Mortgage, the Assignment of Mortgage (other than for a MERS Designated Loan) and any other documents required to be delivered under the Custodial Agreement for each Loan have been delivered to the Custodian. Each
Mortgage securing a Loan (other than a MERS Designated Loan) has been duly recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located. If the Mortgage securing a Loan does not name the applicable Seller as the related holder, then a valid and recordable assignment assigning to the applicable Seller or the Custodian the
Mortgage underlying the Loan has been duly recorded in the appropriate governmental recording office for the jurisdiction in which the Mortgaged
Property is located, and the related Seller has delivered to the Custodian a true certified copy of the original assignment delivered to the appropriate governmental recording office. The Seller or its agent is in possession of a complete, true and materially accurate Loan File in compliance with the
Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian. Each of the documents and instruments included in a
Loan File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans.

      (bb)  Transfer of Loans. Except with respect to each Wet Funded Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

      (cc)  Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

      (dd)  No Buydown Provisions: No Graduated Payments or Contingent
Interests. The Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the Sellers, the Borrower, or anyone on behalf of the Borrower, or paid by any source other than the Borrower nor does it contain any other similar provisions which may constitute a "buydown" provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

      (ee)  Consolidation of Future Advances. Any future advances made to the
Borrower prior to the origination of the Loan have been or in the case of HELOCs will be consolidated with the outstanding principal amount secured by the
Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and a single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Loan which is indicated by the Seller to be a
First Lien Loan (as reflected on the Loan Schedule), or (B) second lien priority with respect to each Loan which is indicated by the Seller to be a Second Lien
Loan (as reflected on the Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.
With respect to each Loan which does not permit Negative Amortization, the consolidated principal

                                      E-10

amount does not exceed the original principal amount of the Loan or in the case of HELOCs, the Credit Limit of the Loan. With respect to each Negative
Amortization Loan or Option ARM Loan which provides for Negative Amortization, the consolidated principal amount does not exceed the original principal amount of the Loan plus any Negative Amortization in a combined amount not to exceed the maximum Negative Amortization permitted under the terms of the Note.

      (ff)  Mortgaged Property Undamaged. The Mortgaged Property (and with respect to any Co-op Loan, the Co-op Unit) is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and each
Mortgaged Property is in good repair. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

      (gg)  Collection Practices: Escrow Deposits: Interest Rate Adjustments.
The origination, servicing and collection practices used by the originator, each servicer of the Loan and the Sellers with respect to the Loan have been in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments (other than with respect to each Loan which is indicated by the Seller to be a Second Lien Loan and for which the mortgagee under the first lien is collecting escrow payments (as reflected on the Loan Schedule), all such payments are in the possession of, or under the control of, the Sellers or their designee and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due have been capitalized under the Mortgage or the
Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

      (hh)  Conversion to Fixed Interest Rate. With respect to adjustable rate
Loans, the Loan is not convertible to a fixed interest rate Loan.

      (ii)  Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by any Seller or by any officer, director, or employee of any Seller or any designee of the Sellers or any corporation in which any
Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

                                      E-11

      (jj)  Servicepersons' Civil Relief Act. The Borrower has not notified any Seller, and no Seller has knowledge, of any relief requested by the Borrower under the Servicepersons' Civil Relief Act of 1940.

      (kk)  Appraisal. Except with respect to HELOCs originated in accordance with the Underwriting Guidelines for which no appraisal was required, the Loan
File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Loan application by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loan, and the appraisal and appraiser both satisfy the requirements of
Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

      (ll)  Disclosure Materials. The Borrower has executed a statement to the effect that the Borrower has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans, and the Sellers maintain such statement in the Loan File.

      (mm)  No Construction Loans. No Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

      (nn)  No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to the Sellers on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance
(including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Sellers, the related Borrower or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

      (oo)  Capitalization of Interest. Other than with respect to Negative
Amortization Loans, the Note does not by its terms provide for the capitalization or forbearance of interest.

      (pp)  No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Borrower and the Sellers has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Borrower.

                                      E-12

      (qq)  Withdrawn Loans. If the Loan has been released to the Sellers pursuant to a Request for Release as permitted under the Custodial Agreement, then the promissory note relating to the Loan was returned to the Custodian within 10 days (or if such tenth day was not a Business Day, the next succeeding
Business Day).

      (rr)  No Exception. Other than as noted by the Custodian on the
Exception Report; no document deficiency exists with respect to the Loan which would materially adversely affect the Loan or the Buyer's ownership and/or security interest granted by the Seller in the Loan as determined by the Buyer in its sole discretion.

      (ss)  Qualified Originator. The Loan has been originated by, and, if applicable, purchased by the Sellers from, an originator duly licensed and validly authorized under applicable law to originate mortgage loans in the related jurisdiction.

      (tt)  Mortgage Submitted for Recordation. The Mortgage has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

      (uu)  First Lien Consent. With respect to each Loan which is a Second
Lien Loan, (a) the related first lien only provides for Negative Amortization if such Second Lien Loan is a HELOC, and (b) either no consent for the Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Loan File.

      (vv)  Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Borrower or the
Borrower's credit standing that should reasonably be expected to (i) cause private institutional investors which invest in Loans similar to the Loan to regard the Loan as an unacceptable investment, (ii) cause the Loan to be more likely to become past due in comparison to similar Loans, or (iii) adversely affect the value or marketability of the Loan in comparison to similar Loans.

      (ww)  Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of Sellers'
knowledge, no Mortgaged Property was, as of the related Purchase Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste.

      (xx)  Ground Leases. With respect to each ground lease to which the
Mortgaged Property is subject (a "Ground Lease"): (i) the Borrower is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the
Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv)
the Borrower enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Borrower is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute

                                      E-13

an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

      (yy)  Value of Mortgage Property. No Seller has knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Loan or to cause the Loan to prepay during any period materially faster or slower than the Loans originated by the Sellers generally.

      (zz)  Predatory Lending Practices. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a
Borrower without regard for the Borrower's ability to repay the Loan and the extension of credit to a Borrower which has no tangible net benefit to the
Borrower, were employed in connection with the origination of the Loan. Each
Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide.

      (aaa) Georgia. If the Loan is secured by property located in the State of Georgia, no Loan originated on or after October 1, 2002 and prior to March 7,
2003 is subject to the Georgia Fair Lending Act.

      (bbb) MERS Designated Mortgage Loans. With respect to each MERS
Designated Mortgage Loans, a Mortgage Identification Number has been assigned by
MERS and such Mortgage Identification Number is accurately provided on the Loan
Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, no Borrower has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

      (ccc) Wet Funded Loans. A complete Loan File with respect to each Wet
Funded Loan which was required to be delivered to the Custodian has been delivered to the Custodian within the time frame specified in the Custodial
Agreement.

      (ddd) High Cost Loans. No Loan is a High Cost Loan.

      (eee) Balloon Loans. No Loan is a Balloon Loan.

      (fff) HOEPA. No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of
1994, as amended, (b) a "high cost", "covered", "abusive", "predatory",
"threshold", "home loan", "Oklahoma Section 10" or "high risk" mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia
Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland,
California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan
Protection Act, effective as

                                      E-14

of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25,
2003, the New Jersey Home Ownership Security Act of 2002 (the "NJ Act"), the New
Mexico Home Loan Protection Act (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.), the
Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the
Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284,
effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and
Servicer Licensing Act (MN Stat. ss.58.137), the South Carolina High-Cost and
Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or
(c) subject to or in violation of any such or comparable federal, state or local statutes or regulations.

      (ggg) Revolving Period. Each HELOC provides for a Revolving Period during which the Borrower is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the "Repayment Period")
which is not in excess of 120 months. As of the related Purchase Date, no HELOC was in its Repayment Period. The Mortgage Interest Rate on each HELOC adjusts periodically in accordance with the Credit Line Agreement to equal the sum of the Index and the related Gross Margin. On each Interest Rate Adjustment Date with respect to a HELOC, the Seller has made interest rate adjustments on the
Mortgage Loan which are in compliance with the related Note and applicable law.
With respect to each HELOC, the related Borrower may request advances up to the
Credit Limit within the first ten years following the date of origination. Each
HELOC will fully amortize within 25 years from the date of origination.

      (hhh) Prepayment Fees. If the Loan contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the origination of such Loan, the Borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii)
prior to the origination of such Loan, the Borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii)
the prepayment premium is disclosed to the Borrower in the loan documents pursuant to applicable state and federal law, (iv) such prepayment penalty will not be imposed in excess of five years and unless the Loan was modified to reduce the prepayment period to no more than three years from the date of the
Note and the Borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the
Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Borrower's default in making the loan payments.

      (iii) Points and Fees. All points and fees related to the Loan were disclosed in writing to the Borrower in accordance with applicable state and federal law and regulation. Except in the case of a Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such loan whichever is greater, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Loan, whether they are paid to the Seller or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the mortgage (such as attorneys' fees,

                                      E-15

notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments;
the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges that, in total, do not exceed 0.25 percent of the Loan.

      (jjj) Mandatory Arbitration. No Loan that was originated on or after
October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Loan or interest in the Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated. The Seller hereby covenants that the Seller or Servicer of the Loan, as applicable, will notify the Borrower in writing within 60 days of the sale or transfer of the
Loan to Fannie Mae that the terms of the arbitration are null and void.

      (kkk) Loan Products. No Borrower was encouraged or required to select a
Loan product offered by the originator of the Loan which is a higher cost product designed for less creditworthy Borrowers, unless at the time of the origination of such Loan, such Borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the originator of the Loan or any affiliate of the originator of such
Loan. If, at the time of loan application, the Borrower may have qualified for a lower cost credit product than offered by any mortgage lending affiliate of the originator of the Loan, such originator referred the Borrower's application to such affiliate for underwriting consideration.

      (lll) Underwriting Methodology. The methodology used in underwriting the extension of credit for the Loan employs objective mathematical principles which relate the Borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the
Borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Borrower had a reasonable ability to make timely payments on the Loan.

      (mmm) Fees and Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of the Loan has been disclosed in writing to the Borrower in accordance with applicable state and federal law and regulation.

      (nnn) Credit Reporting. The Servicer transmits full-file credit reporting data for the Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for the Loan, Servicer has agreed to report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

      (ooo) Residential Dwelling. The Loan is secured by a first priority or second priority mortgage or deed of trust on real residential property that is improved by a completed single-family residence. The original principal balance of the Loan is within Freddie Mac's dollar amount limits for one-to-four-family mortgage loans.

                                      E-16

      (ppp) Manufactured housing. The Loan is not secured by manufactured housing units.

                                      E-17